Calculation of Registration Fee

Title of each class of securities offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
$1,000,000,000 Floating Rate Notes due 2012	$1,000,000,000	116,100
$1,000,000,000 Floating Rate Notes due 2013	$1,000,000,000	116,100
$750,000,000 Floating Rate Notes due 2014	$750,000,000	87,075
$750,000,000 1.625% Notes due 2014	$750,000,000	87,075
$1,500,000,000 2.625% Notes due 2016	$1,500,000,000	174,150
$2,000,000,000 4.000% Notes due 2021	$2,000,000,000	232,200
Total	$7,000,000,000	812,700

(1)	The filing fee of $812,700 is calculated in accordance with Rule 457(r) under the Securities Act of 1933.

PROSPECTUS SUPPLEMENT (To Prospectus dated March 15, 2010)	Filed pursuant to Rule 424(b)(5) Registration Statement No. 333-165472

$1,000,000,000 Floating Rate Notes due 2012

$1,000,000,000 Floating Rate Notes due 2013

$750,000,000 Floating Rate Notes due 2014

$750,000,000 1.625% Notes due 2014

$1,500,000,000 2.625% Notes due 2016

$2,000,000,000 4.000% Notes due 2021

The notes offered by this prospectus supplement comprise (i) the $1,000,000,000 floating rate notes due 2012 (the “2012 floating rate notes”), (ii) the $1,000,000,000 floating rate notes due 2013 (the “2013 floating rate notes”), (iii) the $750,000,000 floating rate notes due 2014 (the “2014 floating rate notes” and, together with the 2012 floating rate notes and the 2013 floating rate notes, the “floating rate notes”), (iv) the $750,000,000 1.625% notes due 2014 (the “2014 fixed rate notes”), (v) the $1,500,000,000 2.625% notes due 2016 (the “2016 fixed rate notes”) and (vi) the $2,000,000,000 4.000% notes due 2021 (the “2021 fixed rate notes” and, together with the 2014 fixed rate notes and the 2016 fixed rate notes, the “fixed rate notes”). We refer to the floating rate notes and the fixed rate notes collectively as the “notes”.

We will pay interest on the 2014 fixed rate notes on March 28 and September 28 of each year, beginning on September 28, 2011, and we will pay interest on the 2016 fixed rate notes and on the 2021 fixed rate notes on March 29 and September 29 of each year, beginning on September 29, 2011. The floating rate notes will bear interest at an interest rate for each interest period equal to three-month US Dollar LIBOR (as described herein), reset quarterly, plus a margin. The margin applicable to the 2012 floating rate notes, the 2013 floating rate notes and the 2014 floating rate notes will be 0.05%, 0.20% and 0.31%, respectively. We will pay interest on the floating rate notes on March 28, June 28, September 28 and December 28 of each year, beginning on June 28, 2011, subject to adjustment as specified herein. Interest on the notes will accrue from March 29, 2011.

The 2012 floating rate notes, the 2013 floating rate notes and the 2014 floating rate notes will mature at par on March 28, 2012, March 28, 2013 and March 28, 2014, respectively.

The 2014 fixed rate notes, the 2016 fixed rate notes and the 2021 fixed rate notes will mature at par on March 28, 2014, March 29, 2016 and March 29, 2021, respectively.

At our option, we may redeem the fixed rate notes at any time, in whole or in part, at a redemption price equal to their principal amount plus a “make-whole” premium. We may also redeem all of the notes at any time at a price equal to 100% of their principal amount in the event of certain tax law changes requiring the payment of additional amounts as described herein. We will redeem the fixed rate notes and the 2014 floating rate notes in whole at a price equal to 101% of their aggregate principal amount on (i) October 31, 2011 (if our pending exchange offer in relation to Genzyme Corporation has not been consummated under the related merger agreement between us and Genzyme Corporation on or before September 30, 2011) or (ii) 30 days after the merger agreement between us and Genzyme Corporation is terminated (if, prior to the exchange offer being consummated, the merger agreement is terminated at any time). In each case, we will pay accrued and unpaid interest, if any, and any other amounts payable to, but excluding, the date of redemption. The notes will not be subject to any sinking fund requirements. The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000. See “Description of the Notes.”

The notes will be our unsecured and unsubordinated obligations, and therefore will rank equally with each other and with all of our existing and future unsecured and unsubordinated debt obligations.

We do not intend to list the notes on any securities exchange or automated quotation system.

Investing in the notes involves risks. Prior to making a decision about investing in the notes, you should carefully consider the specific factors that are described in the “Risk Factors” section beginning on page S-13 of this prospectus supplement and page 5 of the attached prospectus.

	Price to Public(1)	Underwriting Discounts	Proceeds, Before Expenses, to sanofi-aventis(1)
Per 2012 Floating Rate Note	100.000%	0.100%	99.900%
Per 2013 Floating Rate Note	100.000%	0.175%	99.825%
Per 2014 Floating Rate Note	100.000%	0.250%	99.750%
Per 2014 Fixed Rate Note	99.863%	0.250%	99.613%
Per 2016 Fixed Rate Note	99.489%	0.350%	99.139%
Per 2021 Fixed Rate Note	98.976%	0.450%	98.526%
Total	$ 6,970,827,500	$ 20,750,000	$ 6,950,077,500
(1)	Plus accrued interest from March 29, 2011 if settlement occurs after that date.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offense.

The underwriters will deliver the notes to purchasers in book-entry form only through the facilities of The Depository Trust Company (“DTC”) for the accounts of its direct and indirect participants (including Euroclear S.A./N.V. (“Euroclear”), as operator of the Euroclear System, and Clearstream Banking S.A. (“Clearstream”)) against payment, expected to occur on or about March 29, 2011.

Joint Book-Running Managers

BNP PARIBAS	BofA Merrill Lynch	J.P. Morgan	SOCIETE GENERALE

Credit Agricole CIB	Deutsche Bank Securities	HSBC	RBS	Santander

Co-Managers

Mitsubishi UFJ Securities	Natixis

The date of this prospectus supplement is March 22, 2011.

Prospectus Supplement

Prospectus

As used herein, the terms “sanofi-aventis,” the “Company,” the “Group,” “we,” “our”, or “us”, unless the context otherwise requires, refer to sanofi-aventis and its consolidated subsidiaries.

i

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated herein by reference, contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 or Section 21E of the U.S. Securities Exchange Act of 1934. Examples of such forward-looking statements include:

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projections of operating revenues, net income, business net income, earnings per share, business earnings per share, capital expenditures, cost savings, restructuring costs, positive or negative synergies, dividends, capital structure or other financial items or ratios;

•	statements of our plans, objectives or goals, including those relating to products, clinical trials, regulatory approvals and competition; and

•	statements about our future economic performance or that of France, the United States or any other countries in which we operate.

This information is based on data, assumptions and estimates considered as reasonable by the Company and undue reliance should not be placed on such statements.

Words such as “believe,” “anticipate,” “plan,” “expect,” “intend,” “target,” “estimate,” “project,” “predict,” “forecast,” “guideline,” “should” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve inherent, known and unknown, risks and uncertainties associated with the regulatory, economic, financial and competitive environment, and other factors that could cause future results and objectives to differ materially from those expressed or implied in the forward-looking statements. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such factors, some of which are discussed under “Risk Factors – Risks Relating to the Genzyme Acquisition” below and under “Item 3. Key Information — D. Risk Factors” in our 2010 Form 20-F (as defined below), include but are not limited to:

•	approval of generic versions of our products in one or more of their major markets;

•	product liability claims;

•	our ability to renew our product portfolio;

•	the increasingly challenging regulatory environment for the pharmaceutical industry;

•	uncertainties over the pricing and reimbursement of pharmaceutical products;

•	fluctuations in currency exchange rates;

•	slowdown of global economic growth; and

•	reduced flexibility resulting from the acquisition of Genzyme Corporation, or failure to realize the benefits we hope to achieve.

We caution you that the foregoing list of factors is not exclusive and that other risks and uncertainties may cause actual results to differ materially from those in forward-looking statements. Additional risks, not currently known or considered immaterial by the Company, may have the same unfavorable effect and investors may lose all or part of their investment.

Forward-looking statements speak only as of the date they are made. Other than required by law, we do not undertake any obligation to update them in light of new information or future developments.

INCORPORATION OF INFORMATION WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION

We have filed with the Securities and Exchange Commission a registration statement on Form F-3 relating to the notes covered by this prospectus supplement and the attached prospectus. This prospectus supplement and the attached prospectus are part of that registration statement and do not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document of sanofi-aventis, the reference is only a summary. You should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room in Washington, D.C., as well as through the Securities and Exchange Commission’s Internet site (http://www.sec.gov).

The Securities and Exchange Commission allows us to incorporate by reference the information we file with them, which means that:

•	incorporated documents are considered part of this prospectus supplement and the attached prospectus;

•	we can disclose important information to you by referring to those documents; and

•

information that we file with the Securities and Exchange Commission in the future and incorporate by reference herein will automatically update and supersede information in this prospectus supplement and the attached prospectus and information previously incorporated by reference herein and therein.

The information that we incorporate by reference is an important part of this prospectus supplement and the attached prospectus.

Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for the purpose of this prospectus supplement and the attached prospectus to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate herein by reference:

•	Our Annual Report on Form 20-F for the year ended December 31, 2010 (the “2010 Form 20-F”) (File No. 001-31368), filed with the Securities and Exchange Commission on March 1, 2011;

•

Our report on Form 6-K filed with the Securities and Exchange Commission on March 22, 2011 that expressly states that we incorporate it by reference in the registration statement on Form F-3 of which this prospectus supplement and attached prospectus are a part and containing a table showing our ratio of earnings to fixed charges and the related statement of computation of such ratio, and recent developments; and

•

Any document filed in the future with the Securities and Exchange Commission under Sections 13(a) and 13(c) or 15(d) of the Exchange Act after the date of this prospectus supplement and the attached prospectus and until this offering is completed. Any report on Form 6-K that we furnish to the Securities and Exchange Commission on or after the date of this prospectus supplement (or portions thereof) is incorporated by reference in this prospectus supplement and the attached prospectus only to the extent that the report expressly states that we incorporate it (or such portions) by reference in this prospectus supplement and the attached prospectus and that it is not subsequently superseded.

You may also request a copy of documents incorporated by reference at no cost, by contacting us orally or in writing at the following address and telephone number: Investor Relations, 174, avenue de France, 75013, Paris, France, Tel. No.: +33-1-53-77-45-45.

The 2010 Form 20-F and any other information incorporated by reference is considered to be a part of this prospectus supplement and the attached prospectus. The information in this prospectus supplement, to the extent applicable, automatically updates and supersedes the information in the 2010 Form 20-F.

We are responsible for the information contained or incorporated by reference in this prospectus supplement, the attached prospectus and any related free-writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized any other person to provide you with any other information, and we take no responsibility for any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the attached prospectus and the documents incorporated by reference herein or therein, is accurate as of any date other than the date on the front of these documents. Our business, financial condition, results of operations and prospects may have changed since that date.

SUMMARY

This summary does not contain all of the information that may be important to you. You should read carefully the entire prospectus supplement, the attached prospectus and the additional documents incorporated by reference herein for more information about us.

Overview

We are a global pharmaceutical group engaged in the research, development, manufacture and marketing of healthcare products. In 2010, our net sales amounted to €30,384 million. We are the fifth largest pharmaceutical group in the world and the third largest pharmaceutical group in Europe (source: IMS sales 2010). Sanofi-aventis is the parent of a consolidated group of companies.

Our business includes two main activities: Pharmaceuticals and Human Vaccines through sanofi pasteur. The Group is also present in animal health products through Merial Limited (Merial).

In our Pharmaceuticals activity, which generated net sales of €26,576 million in 2010, our major product categories are:

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Diabetes: our products include Lantus®, a long acting analog of human insulin which is the leading brand in the insulin market; Apidra®, a rapid-acting analog of human insulin; Insuman®, a range of human insulin solutions and suspensions, and Amaryl®, an oral once-daily sulfonylurea.

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Oncology: our leading products in the oncology market are Taxotere®, a taxane derivative representing a cornerstone therapy in several cancer types; Eloxatine®, a platinum agent, which is a key treatment for colorectal cancer; and Jevtana®, a new taxane derivative launched in the United States in 2010, indicated for patients with prostate cancer.

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Other flagship products: our thrombosis medicines include two leading drugs in their categories: Plavix®, an anti-platelet agent indicated for a number of atherothrombotic conditions; and Lovenox®, a low molecular weight heparin indicated for the prevention and treatment of deep vein thrombosis and for unstable angina and myocardial infarction. Our cardiovascular medicines include Multaq®, a new anti-arrhythmic agent launched in 2009 and indicated for patients with atrial fibrillation; and Aprovel®/ CoAprovel®, a major hypertension treatment.

The global pharmaceutical portfolio of sanofi-aventis also comprises a wide range of other products in Consumer Health Care (CHC) and other prescription drugs including generics.

We are a world leader in the vaccines industry. Our net sales amounted to €3,808 million in 2010, with leading vaccines in five areas: pediatric combination vaccines, influenza vaccines, adult and adolescent booster vaccines, meningitis vaccines, and travel and endemics vaccines.

Our animal health activity is carried out through Merial, one of the world’s leading animal healthcare companies, dedicated to the research, development, manufacture and delivery of innovative pharmaceuticals and vaccines used by veterinarians, farmers and pet owners. Its net sales for 2010 (which are not included in the Group’s 2010 net sales) amounted to €1,983 million. The company’s top-selling products include Frontline®, a topical anti-parasitic flea and tick brand for dogs and cats; Heartgard®, a parasiticide for control of heartworm in companion animals; and Ivomec®, a parasiticide for the control of internal and external parasites in livestock.

Strategy

Sanofi-aventis is a diversified global healthcare leader with a number of core strengths: a strong and long-established presence in Emerging Markets1, a portfolio of diabetes drugs including the biggest selling insulin in the world (Lantus®), a market-leading position in Vaccines and Animal Health, a broad range of Consumer

1   We define “Emerging Markets” as the world excluding the United States, Canada, Western Europe (France, Germany, UK, Italy, Spain, Greece, Cyprus, Malta, Belgium, Luxemburg, Portugal, the Netherlands, Austria, Switzerland, Ireland, Finland, Norway, Iceland, Sweden and Denmark), Japan, Australia and New Zealand.

Health Care products and research that is increasingly focused on biological products, allied with a track record of adapting cost structures and a solid financial position.

Like most pharmaceutical companies, we are facing competition from generics for several of our major products, in an environment subject to cost containment pressures from both third party payers and healthcare authorities and to tougher regulatory hurdles. We have decided to respond to these major challenges by developing our growth platforms.

Throughout 2010, we have implemented a wide-ranging transformation program launched in 2009, designed to secure sources of sustainable growth. Our strategy focuses on three key themes:

•	Increasing innovation in Research & Development (R&D)

•	Adapting our structures to meet the challenges of the future

•	Exploring external growth opportunities

Genzyme Acquisition

On February 16, 2011, sanofi-aventis announced an agreement to acquire Genzyme Corporation (“Genzyme”), a global biotechnology company that develops and distributes products and services focused on rare inherited disorders, kidney disease, orthopedics, cancer and transplant and auto-immune disease (the “Genzyme Acquisition”). Genzyme reported total revenue of approximately $4.0 billion for the year ended December 31, 2010. Sanofi-aventis, through a wholly-owned subsidiary, is offering to exchange each outstanding Genzyme share that is validly tendered and not properly withdrawn prior to the expiration date for (i) $74.00 in cash, less any applicable withholding taxes and without interest, or approximately $20.1 billion, and (ii) one contingent value right (each, a “CVR”). Any acquisition remains subject to fulfillment of a number of conditions including acceptance of the transaction by holders of a majority of shares of Genzyme common stock on a diluted basis.

The terms and conditions of the Genzyme Acquisition are described in more detail in our Registration Statement on Form F-4 filed with the Securities and Exchange Commision on March 7, 2011, as well as in the Agreement and Plan of Merger dated as of February 16, 2011 between us, GC Merger Corp., a Massachusetts corporation and our wholly-owned subsidiary, and Genzyme, and in the Tender Offer Statement on Schedule TO filed by us with the Securities and Exchange Commission on October 4, 2010, as amended. That Registration Statement is not incorporated by reference in this prospectus supplement and the attached prospectus and is intended to be used only by Genzyme shareholders in deciding whether to accept the exchange offer.

Pursuant to the terms of the exchange offer, a holder of a CVR would be entitled to cash payments upon the achievement of certain milestones, based on production levels of Cerezyme® and Fabrazyme® (two Genzyme products), U.S. regulatory approval of Lemtrada™ (alemtuzumab for treatment of multiple sclerosis), and on achievement of certain aggregate net sales thresholds for Lemtrada™, pursuant to the terms of a Contingent Value Rights Agreement to be entered into between sanofi-aventis and a trustee mutually agreed upon between the parties (the “CVR Agreement”), as follows:

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Cerezyme/Fabrazyme Production Milestone Payment. $1 per CVR, if both Cerezyme production meets or exceeds 734,600 400 unit vial equivalents and Fabrazyme production meets or exceeds 79,000 35-milligram vial equivalents during calendar year 2011 (the “Production Milestone”).

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Approval Milestone Payment. $1 per CVR upon receipt by Genzyme or any of its affiliates, on or before March 31, 2014, of the approval by the U.S. Food and Drug Administration of Lemtrada for treatment of multiple sclerosis (the “Approval Milestone”). If achieved, the milestone payment is currently estimated to become payable during the second half of 2012.

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Product Sales Milestone #1 Payment. $2 per CVR if Lemtrada net sales post launch exceed an aggregate of $400 million within specified periods and territories (“Product Sales Milestone #1”). If achieved, the milestone payment is currently estimated to become payable in 2014.

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Product Sales Milestone #2 Payment. $3 per CVR upon the first instance in which global Lemtrada net sales for a four calendar quarter period are equal to or in excess of $1.8 billion. If Product Sales Milestone #2 is achieved but the Approval Milestone is not achieved prior to March 31, 2014, the milestone payment amount will be $4 per CVR (however, in such event the Approval Milestone shall not also be payable) (“Product Sales Milestone #2”). If achieved, the milestone payment is currently estimated to become payable between 2014 and 2020.

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Product Sales Milestone #3 Payment. $4 per CVR upon the first instance in which global Lemtrada net sales for a four calendar quarter period are equal to or in excess of $2.3 billion (except that no quarter in which global Lemtrada net sales were used to determine the achievement of Product Sales Milestone #1 or #2 shall be included in the calculation of net sales for determining whether Product Sales Milestone #3 has been achieved) (“Product Sales Milestone #3”). If achieved, the milestone payment is currently estimated to become payable between 2015 and 2020.

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Product Sales Milestone #4 Payment. $3 per CVR upon the first instance in which global Lemtrada net sales for a four calendar quarter period are equal to or in excess of $2.8 billion (except that no quarter in which global Lemtrada net sales were used to determine the achievement of Product Sales Milestone #1, #2 or #3 shall be included in the calculation of net sales for determining whether Product Sales Milestone #4 has been achieved) (“Product Sales Milestone #4,” and collectively with “Product Sales Milestone #1,” “Product Sales Milestone #2” and “Product Sales Milestone #3,” the “Product Sales Milestones”). If achieved, the milestone payment is currently estimated to become payable between 2016 and 2020.

No payments will be due under the CVR Agreement for any milestones achieved after the earlier of (a) December 31, 2020 and (b) the date that Product Sales Milestone #4 is paid.

THE OFFERING

Please refer to “Description of the Notes” on page S-19 of this prospectus supplement and “Description of Debt Securities We May Offer” on page 9 of the attached prospectus for more information about the notes.

Issuer	Sanofi-aventis S.A.

Notes Offered	$1,000,000,000 in principal amount of floating rate notes due 2012 (the “2012 floating rate notes”)

$1,000,000,000 in principal amount of floating rate notes due 2013 (the “2013 floating rate notes”)

$750,000,000 in principal amount of floating rate notes due 2014 (the “2014 floating rate notes”)

$750,000,000 in principal amount of 1.625% notes due 2014 (the “2014 fixed rate notes”)

$1,500,000,000 in principal amount of 2.625% notes due 2016 (the “2016 fixed rate notes”)

$2,000,000,000 in principal amount of 4.000% notes due 2021 (the “2021 fixed rate notes”)

In this prospectus supplement, we refer to the 2012 floating rate notes, the 2013 floating rate notes and the 2014 floating rate notes collectively as the “floating rate notes”. We refer to the 2014 fixed rate notes, the 2016 fixed rate notes and the 2021 fixed rate notes collectively as the “fixed rate notes”. The floating rate notes and the fixed rate notes are collectively referred to as the “notes.”

PROVISIONS APPLICABLE TO THE FIXED RATE NOTES

Maturity Date	2014 fixed rate notes: March 28, 2014

2016 fixed rate notes: March 29, 2016

2021 fixed rate notes: March 29, 2021

Interest Rate	The 2014 fixed rate notes will bear interest from March 29, 2011 at a fixed rate of 1.625% per annum.

The 2016 fixed rate notes will bear interest from March 29, 2011 at a fixed rate of 2.625% per annum.

The 2021 fixed rate notes will bear interest from March 29, 2011 at a fixed rate of 4.000% per annum.

Fixed Interest Payment Date	Interest on the 2014 fixed rate notes will be paid semi-annually in arrears on March 28 and September 28 of each year, commencing on September 28, 2011.

Interest on the 2016 fixed rate notes and on the 2021 fixed rate notes will be paid semi-annually in arrears on March 29 and September 29 of each year, commencing on September 29, 2011.

Regular Record Dates	For the 2014 fixed rate notes, close of business on March 13 and September 13, as applicable.

For the 2016 fixed rate notes and the 2021 fixed rate notes, close of business on March 14 and September 14, as applicable.

Day Count Convention	Interest on the fixed rate notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

If any payment is due on the fixed rate notes on a day that is not a business day (as defined in “Description of the Notes” in this prospectus supplement), we will make the payment on the day that is the next business day. Payments postponed to the next business day in this situation will be treated as if they were made on the original due date. Postponements of this kind will not result in a default, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

Optional Redemption	We have the right at our option to redeem the fixed rate notes, in whole or in part, at any time or from time to time, prior to their maturity, at the redemption price set forth herein (including a “make-whole” premium) together with accrued and unpaid interest, if any, on the principal amount of the notes to be redeemed up to, but not including, the redemption date. See “Description of the Notes—Redemption—Optional Redemption — Fixed Rate Notes.”

Special Mandatory Redemption	The fixed rate notes will be subject to a special mandatory redemption in the event that (i) our pending exchange offer in relation to Genzyme Corporation has not been consummated under the related merger agreement between us and Genzyme Corporation on or before September 30, 2011, or (ii) prior to the exchange offer being consummated, the merger agreement is terminated at any time. If the fixed rate notes are subject to special mandatory redemption, we will redeem them in whole and not in part on October 31, 2011 or, if the merger agreement is terminated prior to September 30, 2011, 30 days after the date of such termination (unless such date is not a business day, in which case they shall be redeemed on the first business day thereafter) at a redemption price equal to 101% of the aggregate principal amount of the fixed rate notes, plus accrued and unpaid interest to, but excluding, the special mandatory redemption date. We will cause notice of the special mandatory redemption, if any, to be mailed, with a copy to the trustee, within five business days after any event triggering special mandatory redemption. See “Description of the Notes—Redemption—Special Mandatory Redemption.”

Special Mandatory Redemption Date

October 31, 2011 (if our pending exchange offer in relation to Genzyme Corporation has not been consummated under the related merger agreement between us and Genzyme Corporation on or before September 30, 2011) or 30 days after the merger agreement between us and Genzyme Corporation is terminated (if, prior to the exchange offer being consummated, the merger agreement is terminated at any time) (unless such date is not a business day, in which case they shall be redeemed on the first business day thereafter).

PROVISIONS APPLICABLE TO THE FLOATING RATE NOTES

Maturity Date	2012 floating rate notes: March 28, 2012

2013 floating rate notes: March 28, 2013

2014 floating rate notes: March 28, 2014

Interest Rate	The interest rate for the floating rate notes for the first interest period (as defined below) will be three-month US Dollar LIBOR as determined on March 25, 2011 plus the applicable margin (as indicated below). Thereafter, the interest rate for any interest period (as defined below) will be three-month US Dollar LIBOR as determined on the applicable interest determination date plus the margin.

Margin	2012 floating rate notes: 5 basis points

2013 floating rate notes: 20 basis points

2014 floating rate notes: 31 basis points

Floating Interest Payment Date	Interest on the floating rate notes will be paid quarterly in arrears on March 28, June 28, September 28 and December 28 of each year, commencing on June 28, 2011, subject to adjustment in accordance with the day count convention specified below.

Regular Record Dates	Close of business on March 13, June 13, September 13 and December 13, as applicable.

Interest Determination Date	Two London banking days (as defined in “Description of the Notes” in this prospectus supplement) preceding the interest reset date (as defined below).

Interest Reset Date	For each interest period other than the first interest period, the first day of such interest period, subject to adjustment in accordance with the day count convention specified below.

Interest Period	The period beginning on, and including, a floating interest payment date and ending on, but not including, the following floating interest payment date; provided that the first interest period will begin on March 29, 2011, and will end on, but not include, the first floating interest payment date.

Day Count Convention	Interest on the floating rate notes will be calculated on the basis of the actual number of days elapsed and a 360-day year.

If any interest reset date or floating interest payment date (other than the maturity date) would otherwise be a day that is not a floating rate business day, the relevant date will be postponed to the next day that is a floating rate business day, provided, however, that if that date would fall in the next succeeding calendar month, such date will be the immediately preceding floating rate business day. If any such floating interest payment date (other than the maturity date) is postponed or brought forward as described above, the interest amount will be adjusted accordingly. If the maturity date falls on a day that is not a floating rate business day, payment of principal and interest on the floating rate notes will be made on the next day that is a floating rate business day, and no interest will accrue for the period from and after the maturity date. Postponement as described above will not result in a default.

Special Mandatory Redemption	The 2014 floating rate notes will be subject to a special mandatory redemption in the event that (i) our pending exchange offer in relation to Genzyme Corporation has not been consummated under the related merger agreement between us and Genzyme Corporation on or before September 30, 2011, or (ii) prior to the exchange offer being consummated, the merger agreement is terminated at any time. If the 2014 floating rate notes are subject to special mandatory redemption, we will redeem them in whole and not in part on October 31, 2011 or, if the merger agreement is terminated prior to September 30, 2011, 30 days after the date of such termination (unless such date is not a business day, in which case they shall be redeemed on the first business day thereafter) at a redemption price equal to 101% of the aggregate principal amount of the 2014 floating rate notes, plus accrued and unpaid interest to, but excluding, the special mandatory redemption date. We will cause notice of the special mandatory redemption, if any, to be mailed, with a copy to the trustee, within five business days after any event triggering special mandatory redemption. See “Description of the Notes—Redemption—Special Mandatory Redemption.”

The 2012 floating rate notes and the 2013 floating rate notes will not be subject to special mandatory redemption.

Special Mandatory Redemption

Date	October 31, 2011 (if our pending exchange offer in relation to Genzyme Corporation has not been consummated under the related merger agreement between us and Genzyme Corporation on or before September 30, 2011) or 30 days after the merger agreement between us and Genzyme Corporation is terminated (if, prior to the exchange offer being consummated, the merger agreement is terminated at any time) (unless such date is not a business day, in which case they shall be redeemed on the first business day thereafter).

PROVISIONS APPLICABLE TO ALL OF THE NOTES (FIXED AND FLOATING)

Ranking	The notes will be unsecured and therefore will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness.

Payment of Additional Amounts

If French law requires that payments of principal and interest in respect of the notes be subject to deduction or withholding in respect of any present or future taxes or duties levied by the Republic of France, we may be required to pay holders additional amounts so that the amount holders receive will be the amount they would have received had such withholding or deduction not been required, subject to certain exceptions and limitations set forth under “Description of Notes—Payment of Additional Amounts” below. If we merge with an entity in a jurisdiction other than France, then the same will apply if withholding taxes are imposed by that other jurisdiction.

Optional Tax Redemption	Under certain circumstances, each series of notes may be redeemed, in whole but not in part, at our option at a redemption price equal to 100% of the principal amount of the notes, together with interest accrued to (but excluding) the date fixed for redemption, if we would be required to pay additional amounts with respect to that series of notes. See “Description of the Notes—Redemption—Tax Redemption” herein and “Description of Debt Securities We May Offer—Special Situations—Optional Tax Redemption” in the attached prospectus, and “Description of the Notes—Payment of Additional Amounts” in this prospectus supplement.

Covenants and Events of Default	The terms and conditions of the notes provide for a limited negative pledge and limited conditions on certain merger and consolidation transactions and our ability to transfer our respective assets substantially as an entirety as well as for certain events of default.

There are no covenants restricting our (including our subsidiaries’) ability to make payments, incur indebtedness, dispose of assets, issue and sell capital stock, enter into transactions with affiliates or engage in business other than our present business. For further information, see “Description of Debt Securities We May Offer—Special Situations—Merger and Similar Events” and “Description of Debt Securities We May Offer—Special Situations—Negative Pledge” in the attached prospectus and “Description of Debt Securities We May Offer—Default and Related Matters—Events of Default” in the attached prospectus, and “Description of Notes—Events of Default” in this prospectus supplement.

Book-entry Issuance, Settlement and Clearance	We will issue the notes solely in book-entry form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Each series of notes will be represented by one or more global securities deposited with DTC and registered in the name of Cede & Co., as nominee of DTC. You will hold beneficial interests in the notes through DTC, and DTC and its direct and indirect participants (including Euroclear and Clearstream, Luxembourg) will record your beneficial interest on their books. We will not issue certificated notes except in limited circumstances that we explain under “Legal Ownership” in the attached prospectus. Settlement of the notes will occur through DTC in same-day funds. For information on DTC’s book-entry system, see “Clearance and Settlement” in the attached prospectus.

Additional Notes

We may, at our option, at any time and without giving notice to or seeking the consent of the then-existing noteholders issue additional notes of any series in one or more transactions subsequent to the date of this prospectus supplement with terms (other than the issuance date, the date upon which interest begins to accrue and, in some cases, the first interest payment date) identical to the notes of that series issued hereby. These additional notes will be deemed to be part of the same series as the notes offered hereby and will provide the holders of these additional notes the right to vote together with holders of the series of notes offered hereby. Such additional notes will be issued with no more than de minimis original issue discount for U.S. federal income tax purposes or be part of a qualified reopening for U.S. federal income tax purposes.

Defeasance and Discharge	Subject to certain conditions and exceptions, we may legally release ourselves from any payment or other obligations on the notes, or be released from certain covenants, by depositing funds or obligations issued by the United States government in an amount sufficient to provide for the timely payment of principal, interest and other amounts due under the notes as described under “Description of Debt Securities We May Offer—Defeasance and Discharge” in the attached prospectus.

Sinking Fund	None.

Risk Factors	You should carefully consider all of the information in this prospectus supplement and the attached prospectus, which includes information incorporated by reference. In particular, you should evaluate the specific factors under “Risk Factors” on page S-13 of this prospectus supplement for risks related to an investment in the notes, in addition to the risk factors included in the 2010 Form 20-F.

Trustee Registrar and Paying Agent	Deutsche Bank Trust Company Americas

Listing	We do not intend to list the notes on any securities exchange or automated quotation system.

Governing Law	New York

Use of Proceeds	We intend to use the net proceeds of this offering:

•        to fund, in part, the consideration payable in respect of the Genzyme Acquisition, which is estimated to be approximately $20.1 billion, excluding any payments that may become due pursuant to the terms of the CVR to be issued in connection therewith, and related costs, and

•        for general corporate purposes, if any proceeds remain.

If the fixed rate notes and the 2014 floating rate notes are mandatorily redeemed following the non-consummation of our exchange offer for Genzyme Corporation or the termination of the related merger agreement, the proceeds from the 2012 floating rate notes and the 2013 floating rate notes (which are not subject to special mandatory redemption) will be used for general corporate purposes. See “Use of Proceeds.”

RISK FACTORS

We urge you to carefully review the risks described below, together with the risks described in the documents incorporated by reference into this prospectus supplement and the attached prospectus, including in particular the 2010 20-F before you decide to purchase notes. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the notes could decline, in which case you may lose all or part of your investment.

Risks relating to an investment in the notes

We may incur substantially more debt in the future.

We expect to incur substantial additional indebtedness in connection with the Genzyme Acquisition, including the acquisition of Genzyme’s outstanding indebtedness and amounts that may become due pursuant to the terms of the CVR to be issued in connection with the Genzyme Acquisition. We may incur other additional indebtedness, including in connection with future acquisitions, some of which may be secured by our assets. The terms of the notes and the indenture under which they are issued will not limit the amount of indebtedness we may incur. Any such incurrence of additional indebtedness could exacerbate the risks that holders of the notes currently face.

At any point in time there may or may not be an active trading market for our notes.

At any point in time there may or may not be an active trading market for our notes. We have not listed and do not intend to list the notes on any securities exchange or automated quotation system. In addition, underwriters, broker-dealers and agents that participate in the distribution of the notes may make a market in the notes as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities with respect to the notes may be discontinued at any time without notice. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price. Factors that could cause the notes to trade at a discount are, among others:

•	an increase in prevailing interest rates;

•	a decline in our credit worthiness;

•	the time remaining to the maturity;

•	a weakness in the market for similar securities; and

•	declining general economic conditions.

Direct creditors of our subsidiaries will generally have superior claims to cash flows from those subsidiaries.

Sanofi-aventis receives cash flows from its subsidiaries which can be used to meet its payment obligations under the notes. Since the creditors of any of these subsidiaries generally would have a right to receive payment that is superior to sanofi-aventis’ right to receive payment from the assets of such subsidiaries, holders of the notes will be effectively subordinated to creditors of the subsidiaries insofar as cash flows from those subsidiaries are relevant to meeting payment obligations under the notes. The terms and conditions of the notes and the indenture under which they are issued do not limit the amount of liabilities that our subsidiaries may incur. As of December 31, 2010, our total consolidated outstanding debt (including interest rate and currency derivatives used to hedge debt) amounted to €8.0 billion, of which €7.2 billion represented the total outstanding debt of sanofi-aventis and €0.8 billion represented the total outstanding debt of sanofi-aventis’ subsidiaries. In addition, certain subsidiaries are or may become subject to statutory or contractual restrictions on their ability to pay dividends or otherwise distribute or lend cash to sanofi-aventis which could also limit the amount of funds available to meet payment obligations under the notes. Upon completion of the Genzyme Acquisition, the notes will also be effectively subordinated to Genzyme’s creditors.

Since the notes are unsecured, your right to receive payments will be effectively subordinated to the rights of any secured creditors.

The notes that we are offering will be unsecured. Although the indenture governing our notes contains a negative pledge that prohibits us and our principal subsidiaries from pledging assets to secure certain limited types of bonds or similar debt instruments unless we make a similar pledge (or otherwise provide security approved by the bondholders) to secure the debt securities offered by this prospectus supplement as described under “Description of Debt Securities We May Offer—Special Situations—Negative Pledge” of the attached prospectus, we and our principal subsidiaries are otherwise entitled to pledge our assets to secure debts. If we default on the notes, or after bankruptcy, liquidation or reorganization, to the extent we have previously granted security over our assets, the assets that secure those debts will then be used to satisfy the obligations under that secured debt before we can make payment on the notes. As a result, there may only be limited assets available to make payments on the notes. If there are not enough assets to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would share equally with all unsubordinated unsecured indebtedness, including debt securities, in the remaining assets.

We are not restricted in our ability to dispose of our assets by the terms of the notes.

The indenture governing the notes contains a negative pledge that prohibits us and our principal subsidiaries from pledging assets to secure certain types of bonds or similar debt instruments, unless we make a similar pledge (or otherwise provide security approved by the bondholders) to secure the notes offered by this prospectus supplement and the attached prospectus. However, we are permitted to pledge our assets with respect to debt other than certain types of bonds and similar debt instruments. We are also generally permitted to sell or otherwise dispose of our assets to another corporation or other entity under the terms of the notes. If we dispose of our assets, you will not be entitled to declare an acceleration of the maturity of any series of notes, and except for the case of the sale of substantially all of our assets, or another similar transaction, pursuant to “Description of Debt Securities We May Offer—Special Situations—Mergers & Similar Events” of the attached prospectus, those assets will no longer be available to support our notes.

Our credit ratings may not reflect all risks of an investment in the notes.

The credit ratings ascribed to the notes are intended to reflect the subjective expectations of Nationally Recognized Statistical Rating Organizations concerning our ability to meet our future payment obligations in respect of the notes, and may not reflect the potential impact of all risks related to an investment in the notes and other factors on the value of the notes. In addition, actual or anticipated changes in our credit ratings may generally be expected to affect the market value of the notes.

French insolvency law may supersede certain provisions of the Indenture

Under French insolvency law, holders of debt securities (obligations) are automatically grouped into a single assembly of holders (the “Assembly”) during a safeguard proceeding (procédure de sauvegarde or procédure de sauvegarde financière accélérée) or a judicial reorganization proceeding (procédure de redressement judiciaire) of a company in order to vote on the restructuring plan approved by the creditors’ committees. If sanofi-aventis were subject to such proceedings, the Assembly would comprise holders of all debt securities issued by sanofi-aventis, including the notes, and regardless of their governing law. The Assembly would be called to deliberate on a draft safeguard plan (projet de plan de sauvegarde or projet de plan de sauvegarde financière accélérée) or a judicial reorganization plan (projet de plan de continuation) with respect to the Company and may further agree to:

•	increase the liabilities (charges) of holders of debt securities (including any noteholder) by rescheduling and/or writing-off debts represented by the debt securities (including the notes);

•	establish an unequal treatment between holders of debt securities (including any noteholders); and/or

•	decide to convert debt securities (including the notes) into shares.

Decisions of the Assembly would be taken by a two-third majority (calculated as a proportion of the debt securities held by the holders of debt securities attending such Assembly or represented thereat). No quorum is required on convocation of the Assembly.

Certain provisions of the Indenture may not be enforced in these circumstances.

You may be unable to recover in civil proceedings for U.S. securities laws violations.

Sanofi-aventis is a corporation organized under the laws of France. Most of our directors are citizens and, to the best of our knowledge, residents of countries other than the United States, and a large portion of our assets are located outside of the United States. Accordingly, it may be difficult for investors to obtain jurisdiction over us or our directors in courts in the United States and enforce against us or them judgments obtained against us or them. In addition, we cannot assure you that civil liabilities predicated upon the federal securities laws of United States will be enforceable in France. See “Enforceability of Certain Civil Liabilities” in the attached prospectus.

The notes may be redeemed prior to maturity.

We may, and in certain circumstances will, be compelled to redeem all outstanding notes in accordance with the “Description of the Notes” in this prospectus supplement. Any redemption of the notes prior to the initial maturity date could cause the yield anticipated by investors to be considerably less than anticipated. In addition, investors that choose to reinvest monies they receive through a redemption of the notes prior to the initial maturity date may be able to do so only in securities with a lower yield than the redeemed notes.

Investors will not be able to calculate in advance their rate of return on floating rate notes.

A key difference between floating rate notes and fixed rate notes is that interest income on floating rate notes cannot be anticipated. Due to varying interest income, investors are not able to determine a definite yield of floating rate notes at the time they purchase them, so that their return on investment cannot be compared with that of investments having fixed interest rates.

Risks relating to the Genzyme Acquisition

Successful completion of the Genzyme Acquisition could temporarily lessen our strategic flexibility.

While the proposed acquisition of Genzyme Corporation is expected to provide us with attractive new opportunities, the diversification into new business lines and the management of substantial additional research, manufacturing and commercial operations may occupy significant organizational attention. Moreover, to acquire Genzyme Corporation, we will be required to incur a substantial amount of debt, including pursuant to the notes and pursuant to the terms of the CVRs to be issued in connection with the acquisition, as well as due to the acquisition of the outstanding indebtedness of Genzyme Corporation. As a result, we would be required to make significant payments to lenders. Our post-acquisition level of indebtedness could also cause our credit rating to be downgraded, increase our financing costs, limit our capacity to secure additional financing and limit our ability to engage in additional transactions.

We may not be able to complete the Genzyme Acquisition in the contemplated timeframe, or at all. In this case, we will be compelled to redeem part of the notes. If this occurs, investors may realize a lower return on investment than if the notes had been held through maturity.

The Genzyme exchange offer is subject to various conditions, including the tender of a majority of Genzyme’s shares. Many of these conditions are outside our control. If any of these conditions is not satisfied or waived (where permissible), the Genzyme exchange offer will not be completed and there can be no assurance that the Genzyme exchange offer will be completed.

If (i) our pending exchange offer in relation to Genzyme Corporation has not been consummated under the related merger agreement between us and Genzyme Corporation on or before September 30, 2011, or (ii) prior to the exchange offer being consummated the merger agreement is terminated at any time, we will redeem the fixed rate notes and the 2014 floating rate notes in whole on October 31, 2011 or, if the merger agreement is terminated prior to September 30, 2011, 30 days after the merger agreement is terminated. Upon such redemption, investors may not be able to reinvest the proceeds from the redemption in an investment that yields comparable returns. Additionally, investors may suffer a loss on their investment if they purchase the notes at a price greater than the redemption price of the notes.

If we successfully complete the Genzyme Acquisition, the expected benefits of such transaction may not be realized in the timeframe anticipated or at all, because of integration or other challenges.

Achieving the expected benefits of the Genzyme Acquisition will depend on the timely and efficient integration of Genzyme’s operations, business culture, technology and personnel with ours. The integration may not be completed as quickly as expected, particularly if we purchase Genzyme shares in the exchange offer but do not complete a subsequent merger or otherwise acquire all of the remaining publicly-held shares of Genzyme following completion of the exchange offer. If we fail to effectively integrate Genzyme or the integration takes longer than expected, we may not achieve the expected benefits of the transaction.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our cash and cash equivalents, short term debt, including current portion of long term debt and our capitalization as of December 31, 2010 (prepared on the basis of International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”)) and as adjusted to reflect the issuance and sale of the notes after deducting commissions and estimated offering expenses and the application of the proceeds thereof as described under “Use of Proceeds”. The following table does not give effect to any use of the Group’s own funds or the anticipated incurrence of substantial indebtedness (in addition to the notes being offered hereby) in connection with the Genzyme Acquisition. This additional indebtedness is expected to consist mainly of commercial paper and a bridge loan.

	December 31, 2010
	Actual	As adjusted(1)
	EUR in millions	EUR in millions
Cash and cash equivalents (2)	6,465	6,465

Short-term debt, and current portion of long-term debt(2)	1,565	2,269

Long-term debt	6,695	10,917

Equity attributable to non-controlling interests	191	191

Equity attributable to equity holders of sanofi-aventis (excluding net income):

Share capital	2,622	2,622

Additional paid-in capital and retained earnings	44,702	44,702

Treasury shares	(371)	(371)

Stock options and other share-based payments	1,829	1,829

Other items recognized directly in equity	(1,152)	(1,152)

Equity attributable to equity holders of sanofi-aventis (excluding net income)	47,630	47,630

Capitalization	54,516	58,738

(1) For the purposes of the amounts shown in this table, the aggregate principal amount of the notes issued pursuant to this prospectus has been converted from U.S. dollars to euro using an exchange rate of €1.4211= U.S.$1.00, the European Central Bank rate on March 22, 2011, for a total amount of €4,925,761,734.

(2) This table does not include an aggregate amount of U.S.$8,332.5 million of U.S. commercial paper issued by sanofi-aventis since December 31, 2010 and an aggregate amount of U.S.$1,305.0 million of U.S. commercial paper repaid by sanofi-aventis since the same date. The total aggregate amount of U.S. commercial paper outstanding as of March 18, 2011 was U.S.$7,677.5 million as compared to $650 million as of December 31, 2010. Further, this table does not include an aggregate amount of €765 million of short-term euro commercial paper (“billets de trésorerie”) issued by sanofi-aventis since December 31, 2010, and an aggregate amount of €290 million of billets de trésorerie repaid by sanofi-aventis since the same date. The total aggregate amount of billets de trésorerie outstanding as of March 18, 2011 was €750 million as compared to €275 million as of December 31, 2010.

USE OF PROCEEDS

We estimate that the net proceeds (after deducting underwriting discounts and commissions but before deducting estimated offering expenses) from the sale of the notes will be $6,950,077,500. We intend to use the net proceeds of this offering:

•

to fund, in part, the consideration payable in respect of the Genzyme Acquisition, which is estimated to be approximately $20.1 billion, excluding any payments that may become due pursuant to the terms of the CVR to be issued in connection therewith, and related costs, and

•	for general corporate purposes, if any proceeds remain.

If the fixed rate notes and the 2014 floating rate notes are mandatorily redeemed following the non-consummation of our exchange offer for Genzyme Corporation or the termination of the related merger agreement, the proceeds from the 2012 floating rate notes and the 2013 floating rate notes (which are not subject to special mandatory redemption) will be used for general corporate purposes.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes supplements the description of the general terms set forth in the attached prospectus under the heading “Description of Debt Securities We May Offer.” It is important for you to consider the information contained in the attached prospectus and this prospectus supplement before making your decision to invest in the notes. If any specific information regarding the notes in this prospectus supplement is inconsistent with the more general terms of the notes described in the attached prospectus, you should rely on the information contained in this prospectus supplement.

However, as indicated in the “Description of Debt Securities We May Offer,” the indenture to be entered into between us and Deutsche Bank Trust Company Americas will contain the full legal text governing the matters summarized in the referenced section “Description of Debt Securities We May Offer” of the attached prospectus and in this section, and such sections are subject to and qualified in their entirety by reference to all the provisions of the indenture. See the “Description of Debt Securities We May Offer” for more information.

General

We will offer the notes under an indenture between sanofi-aventis S.A. (the “Issuer”) and Deutsche Bank Trust Company Americas, as trustee, to be dated as of March 29, 2011 (the “Indenture”). The notes will be issued only in fully registered form without coupons in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof. The notes will be unsecured and unsubordinated and therefore will rank equally with all of our other existing and future unsecured and unsubordinated debt.

The notes will be governed by and construed in accordance with the laws of the State of New York.

Principal, Interest and Maturity

The notes offered by this prospectus supplement comprise (i) the $1,000,000,000 Floating Rate Notes due 2012 (the “2012 Floating Rate Notes”), (ii) the $1,000,000,000 Floating Rate Notes due 2013 (the “2013 Floating Rate Notes”), (iii) the $750,000,000 Floating Rate Notes due 2014 (the “2014 Floating Rate Notes” and, together with the 2012 Floating Rate Notes and the 2013 Floating Rate Notes, the “Floating Rate Notes”), (iv) the $750,000,000 1.625% Notes due 2014 (the “2014 Fixed Rate Notes”), (v) the $1,500,000,000 2.625% Notes due 2016 (the “2016 Fixed Rate Notes”) and (vi) the $2,000,000,000 4.000% Notes due 2021 (the “2021 Fixed Rate Notes” and, together with the 2014 Fixed Rate Notes and the 2016 Fixed Rate Notes, the “Fixed Rate Notes”). We refer to the Floating Rate Notes and the Fixed Rate Notes collectively as the “Notes”.

Fixed Rate Notes

The 2014 Fixed Rate Notes, the 2016 Fixed Rate Notes and the 2021 Fixed Rate Notes will mature at par on March 28, 2014, March 29, 2016 and March 29, 2021, respectively.

The Fixed Rate Notes will bear interest from March 29, 2011 at the rates per annum indicated on the cover page of this prospectus supplement. Interest on the 2014 Fixed Rate Notes will be payable on March 28 and September 28 of each year (each, a “Fixed Interest Payment Date”), commencing on September 28, 2011, to the holders in whose name the 2014 Fixed Rate Notes are registered at the close of business on March 13 and September 13, as applicable (which are the regular record dates), immediately preceding the related Fixed Interest Payment Date. Interest on the 2016 Fixed Rate Notes and on the 2021 Fixed Rate Notes will be payable on March 29 and September 29 of each year (each, a “Fixed Interest Payment Date”), commencing on September 29, 2011, to the holders in whose name the 2016 Fixed Rate Notes or the 2021 Fixed Rate Notes are registered at the close of business on March 14 and September 14, as applicable (which are the regular record dates), immediately preceding the related Fixed Interest Payment Date.

We will pay interest on the Fixed Rate Notes on the Fixed Interest Payment Dates stated above and at maturity. Each payment of interest due on a Fixed Interest Payment Date or at maturity will include interest accrued from and including the last date to which interest has been paid or made available for payment, or from the issue date, if none has been paid or made available for payment, to but excluding the relevant payment date. We will compute interest on the Fixed Rate Notes on the basis of a 360-day year of twelve 30-day months.

If any payment is due on the Fixed Rate Notes on a day that is not a Business Day (as defined below), we will make the payment on the day that is the next Business Day. Payments postponed to the next Business Day in this situation will be treated under the Indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the Fixed Rate Notes or the Indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a Business Day.

“Business Day” means (i) in respect of any payment due on the Fixed Rate Notes, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking or trust institutions in New York or London are authorized generally or obligated by law, regulation or executive order to close; and (ii) in respect of any other matter (except as relates to Floating Interest Payment Dates, as defined below), including any other notice period, set forth herein or in the attached prospectus or in the Indenture, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking or trust institutions in New York or Paris are authorized generally or obligated by law, regulation or executive order to close.

Floating Rate Notes

The 2012 Floating Rate Notes, the 2013 Floating Rate Notes and the 2014 Floating Rate Notes will mature on March 28, 2012, March 28, 2013 and March 28, 2014, respectively.

Interest on the Floating Rate Notes will be payable on March 28, June 28, September 28 and December 28 of each year subject to adjustment as specified below (each, a “Floating Interest Payment Date”), commencing on June 28, 2011, to the holders in whose name the Floating Rate Notes are registered at the close of business on March 13, June 13, September 13 and December 13, as applicable (which are the regular record dates), immediately preceding the related Floating Interest Payment Date.

The interest rate for the first Interest Period (as defined below) will be the three-month U.S. dollar London Interbank Offered Rate (LIBOR), as determined on March 25, 2011, plus a margin of 0.05% per annum for the 2012 Floating Rate Notes, of 0.20% per annum for the 2013 Floating Rate Notes and 0.31% per annum for the 2014 Floating Rate Notes. Thereafter, the interest rate for any Interest Period will be LIBOR (as defined below), as determined on the applicable Interest Determination Date (as defined below), plus a margin of 0.05% per annum for the 2012 Floating Rate Notes, of 0.20% per annum for the 2013 Floating Rate Notes and 0.31% per annum for the 2014 Floating Rate Notes. The interest rate will be reset quarterly on each Interest Reset Date (as defined below).

As long as any Floating Rate Notes are outstanding, we will maintain a calculation agent for calculating the interest rates on the Floating Rate Notes. Deutsche Bank Trust Company Americas will act initially as calculation agent.

We will pay interest on the Floating Rate Notes on the Floating Interest Payment Dates stated above and at maturity. Each payment of interest due on a Floating Interest Payment Date or at maturity will include interest accrued from and including the last date to which interest has been paid or made available for payment, or from the issue date, if none has been paid or made available for payment, to but excluding the relevant payment date. For each Interest Period, interest will be calculated on the basis of the actual number of days elapsed and a 360-day year.

With respect to each of the Floating Rate Notes, if any Interest Reset Date or Floating Interest Payment Date (other than the maturity date) would otherwise be a day that is not a Floating Rate Business Day, the relevant date will be postponed to the next day that is a Floating Rate Business Day, provided, however, that if that date would fall in the next succeeding calendar month, such date will be the immediately preceding Floating Rate Business Day. If any such Floating Interest Payment Date (other than the maturity date) is postponed or brought forward as described above, the interest amount will be adjusted accordingly. If the maturity date falls on a day that is not a Floating Rate Business Day, payment of principal and interest on the Floating Rate Notes will be made on the next day that is a Floating Rate Business Day, and no interest will accrue for the period from and after the maturity date. Postponement as described above will not result in a default under the Floating Rate Notes or the Indenture.

With respect to any Interest Determination Date, “LIBOR” will be the rate for deposits in U.S. dollars having a maturity of three months commencing on the Interest Reset Date (as defined below) that appears on the designated LIBOR page as of 11:00 a.m., London time, on that Interest Determination Date (as defined below). If no rate appears, LIBOR, in respect of that Interest Determination Date, will be determined as follows: the Calculation Agent (as defined below) will request the principal London offices of each of four major reference banks in the London interbank market (which may include the Calculation Agent, the paying agents or their affiliates), as selected by the Calculation Agent (after consultation with the Issuer), to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations (rounded if necessary to the nearest one hundred-thousandth of a percentage point, with 0.000005 being rounded upwards). If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean (rounded if necessary to the nearest one hundred-thousandth of a percentage point, with 0.000005 being rounded upwards) of the rates quoted at approximately 11:00 a.m., New York City time, on the Interest Determination Date by three major banks in The City of New York (which may include the Calculation Agent, the paying agents or their affiliates) selected by the Calculation Agent (after consultation with the Issuer) for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; provided, however, that if the banks selected by the Calculation Agent are not providing quotations in the manner described by this sentence, LIBOR determined as of that Interest Determination Date will be LIBOR in effect on that Interest Determination Date. The designated LIBOR page is the Reuters screen “LIBOR01”, or any successor service for the purpose of displaying the London interbank rates of major banks for U.S. dollars. The Reuters screen “LIBOR01” is the display designated as the Reuters screen “LIBOR01”, or such other page as may replace the Reuters screen “LIBOR01” on that service or such other service or services as may be denominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits. All calculations made by the Calculation Agent for the purposes of calculating the interest rate on the Floating Rate Notes shall be conclusive and binding on the holders of Floating Rate Notes, the Issuer and the trustee, absent manifest error.

“Floating Rate Business Day” means any day that is a New York Business Day and a London Banking Day.

“New York Business Day” means any weekday on which banking or trust institutions in the City of New York are not authorized generally or obligated by law, regulation or executive order to close.

“London Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

“Interest Reset Date” means, for each Interest Period other than the first Interest Period, the first day of such Interest Period, subject to adjustment in accordance with the day count convention specified above.

“Interest Period” means the period beginning on, and including, a Floating Interest Payment Date and ending on, but not including, the following Floating Interest Payment Date; provided that the first Interest Period will begin on March 29, 2011, and will end on, but not include, the first Floating Interest Payment Date.

“Interest Determination Date” means, for each Interest Reset Date, the day that is two London Banking Days preceding such Interest Reset Date.

“Calculation Agent” means Deutsche Bank Trust Company Americas.

Payment of Additional Amounts

We will make payments on the Notes without withholding any taxes unless otherwise required to do so by law. If French law requires that payments of principal and interest in respect of the Notes be subject to deduction or withholding in respect of any present or future taxes or duties levied by the Republic of France, we may be required to pay holders additional amounts so that the amount holders receive will be the amount they would have received had not such withholding or deduction been required, subject to certain exceptions and limitations set forth under “Description of Debt Securities We May Offer—Special Situations—Payment of Additional Amounts” in the attached prospectus. If we merge with an entity in a jurisdiction other than France or otherwise change the jurisdiction in which we are organized or resident for tax purposes, then the same will apply if withholding taxes are imposed by that other jurisdiction.

With respect to the Notes offered hereby, the information under the heading “Description of Debt Securities We May Offer—Special Situations—Payment of Additional Amounts” in the attached prospectus is superseded by the following:

Payment of Additional Amounts

We will make payments on the Notes without withholding any taxes unless otherwise required to do so by French law. If the Republic of France or any tax authority therein requires us to withhold or deduct amounts from payment on a Note for or on account of taxes or any other governmental charges, subject to the exceptions described below, we will, to the fullest extent then permitted by law, be required to pay you additional amounts so that the net amount you receive will be the amount specified in the Note to which you would otherwise have been entitled. We will not have to pay additional amounts under any of the following circumstances:

•

The holder or beneficial owner of the Notes (or a third party holding on behalf of the holder or such beneficial owner) is subject to such tax or governmental charge by reason of having some connection to the Republic of France requiring such withholding or deduction, other than the mere holding or beneficial ownership of the Note.

•

Taxes that are imposed or levied by reason of the failure of such holder or beneficial owner to present (where presentation is required) its Note within 30 calendar days after we have made available to such holder or beneficial owner a payment under the Notes and the Indenture (excluding any additional amounts to which such holder or beneficial owner would have been entitled had its Notes been presented on any day within such 30 calendar day period).

•	The tax or governmental charge is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge.

•	The tax or governmental charge is for a tax or governmental charge that is payable in a manner that does not involve withholding or deduction.

•	The tax or governmental charge is imposed or withheld because the holder or beneficial owner failed:

¡	to provide information about the nationality, residence or identity of the holder or beneficial owner; or

¡

to make a declaration or satisfy any information requirements that the statutes, treaties, regulations or administrative practices of the Republic of France require as a precondition to exemption from all or part of such tax or governmental charge.

•

The withholding or deduction is imposed pursuant to the European Union Directive 2003/48/EC regarding the taxation of savings income, or any other directive amending, supplementing or replacing such directive, or any law implementing or complying with, or introduced in order to conform to, such directive or directives.

•	The withholding or deduction is imposed on a holder or beneficial owner who could have avoided such withholding or deduction by presenting its Notes to another paying agent.

•

The holder is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, any Note, and the laws of the Republic of France require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of such security. (Section 1007)

These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to the Issuer by merger is organized or if we otherwise change the jurisdiction in which the Issuer is organized or resident for tax purposes, except that the name of the jurisdiction of the successor, or our new jurisdiction of organization or residency for tax purposes, will be substituted for the Republic of France.

Redemption

As explained below, we may redeem the Notes before they mature in the circumstances and at the prices described below, including if certain tax-related events occur. This means we may repay them early. You have no right to require us to redeem the Notes. Notes will stop bearing interest on the applicable redemption date, even if you do not collect your money.

Optional Redemption - Fixed Rate Notes

We have the right at our option to redeem the Fixed Rate Notes, in whole or in part, at any time or from time to time, prior to their maturity, on at least 30 days’ but no more than 60 days’ prior written notice mailed to the registered holders of such series of Fixed Rate Notes to be redeemed. If we only redeem some of the Fixed Rate Notes, the Fixed Rate Notes to be redeemed will be selected by the trustee by such method as the trustee deems fair and appropriate.

We may redeem the Fixed Rate Notes at our option at a redemption price equal to the greater of (i) 100% of the principal amount of the Fixed Rate Notes to be redeemed, and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) of principal and interest thereon (excluding interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate per annum equal to the Treasury Rate plus the Applicable Redemption Margin for the Fixed Rate Notes to be redeemed. We will also pay you accrued interest on the principal amount of the Fixed Notes that we redeem up to, but not including, the date of redemption.

“Applicable Redemption Margin” means (i) for the 2014 Fixed Rate Notes, 0.10% per annum, (ii) for the 2016 Fixed Rate Notes, 0.15% per annum and (iii) for the 2021 Fixed Rate Notes, 0.15% per annum.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer.

“Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and the lowest such Reference Treasury Dealer Quotations for such redemption date, or (2) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, SG Americas Securities, LLC and BNP Paribas Securities Corp. or its affiliates and one other nationally recognized primary U.S. government securities dealer in New York City (each, a “primary treasury dealer”) designated by us. If any of the foregoing shall cease to be a primary treasury dealer, we will substitute another primary treasury dealer.

“Reference Treasury Dealer Quotation” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing or by email to the trustee by such Reference Treasury Dealer at 3:30 p.m. New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to each Fixed Rate Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date for such redemption; provided, however, that, if such redemption date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

The notice of redemption will state any conditions applicable to a redemption and the amount of Notes of any series to be redeemed. If less than all the Notes of any series are to be redeemed, the Notes of such series to be redeemed shall be selected by the trustee by such method as the trustee deems fair and appropriate, and, as long as the Notes are in the form of global securities, in accordance with DTC’s procedures.

Tax Redemption

We may redeem the Notes as described under “Description of Debt Securities We May Offer—Special Situations—Optional Tax Redemption” in the attached prospectus.

Special Mandatory Redemption

The Fixed Rate Notes and the 2014 Floating Rate Notes will be subject to a special mandatory redemption (the “Special Mandatory Redemption”) in the event that either (i) the Exchange Offer (as defined below) is not consummated on or before September 30, 2011, or (ii) prior to the Exchange Offer being consummated, the Merger Agreement (as defined below) is terminated.

Under the terms of the Agreement and Plan of Merger dated as of February 16, 2011 (the “Merger Agreement”) between us, GC Merger Corp., a Massachusetts corporation and our wholly-owned subsidiary (“Purchaser”), and Genzyme Corporation, a Massachusetts corporation (“Genzyme”), the Purchaser has agreed to purchase shares of Genzyme pursuant to an offer described in more detail in the Merger Agreement and the Tender Offer Statement on Schedule TO filed by us with the Securities and Exchange Commission on October 4, 2010, as amended (the “Exchange Offer”), and to acquire Genzyme subject to the terms and conditions of the Merger Agreement.

If (i) the Exchange Offer has not been consummated on or before 11:59 p.m. New York City time, on September 30, 2011, or (ii) prior to the Exchange Offer being consummated, the Merger Agreement is terminated at any time, we will redeem in whole and not in part the aggregate principal amount of the outstanding Fixed Rate Notes and the 2014 Floating Rate Notes on October 31, 2011 or, if the Merger Agreement is terminated prior to September 30, 2011, 30 days after the date of such termination (unless such date is not a Business Day, in which case they shall be redeemed on the first Business Day thereafter) (the “Special Mandatory Redemption Date”) at a redemption price equal to 101% of the aggregate principal amount of the Fixed Rate Notes and the 2014 Floating Rate Notes, as applicable, plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. We will cause notice of the Special Mandatory Redemption, if any, to be mailed, with a copy to the trustee, within five Business Days after the event triggering the Special Mandatory Redemption to each holder of the Fixed Rate Notes and the 2014 Floating Rate Notes at its registered address.

In the event that Special Mandatory Redemption occurs, we will have no discretion to refrain from or defer redeeming the Notes as described above.

Covenants

Holders of the Notes will benefit from certain covenants contained in the Indenture and affecting our ability to incur liens and merge with other entities. You should read the information under the heading “Description of Debt Securities We May Offer—Special Situations—Negative Pledge” and “Description of Debt Securities We May Offer—Special Situations—Mergers and Similar Events” in the attached prospectus.

Events of Default

Holders of the Notes will have specific rights if an event of default occurs. You should read the information under the heading “Description of Debt Securities We May Offer—Default and Related Matters—Events of Default” in the attached prospectus.

With respect to the Notes offered hereby, the information in the fourth bullet under the heading “Description of Debt Securities We May Offer—Default and Related Matters—Events of Default” in the attached prospectus is hereby replaced by the following:

“(A) any borrowed money of the Issuer or of any Principal Subsidiary becomes due and repayable prematurely by reason of a default in relation thereto or (B) any such borrowed money is not paid at maturity as extended by any applicable grace period or (C) any guarantee or indemnity in respect of any borrowed money of a third party given by the Issuer or any Principal Subsidiary is not honored when due, following a demand for payment made under such guarantee or indemnity where such demand is necessary, taking into account any applicable grace period, unless in the case of (C) hereof (x) it has been disputed in good faith that such guaranteed or indemnified third party borrowed money is due or payable or that such guarantee or indemnity is callable or that such demand for payment is valid and such dispute has been submitted to a competent court, in which case such event shall not constitute an event of default hereunder, so long as the dispute shall not have been finally adjudicated or (y) payment under such guarantee or indemnity is prohibited by laws of mandatory application or under an order or decision by a court or authority and provided that in the case of (A), (B) or (C) hereof, such borrowed money of the Issuer or such Principal Subsidiary, or the amount of the failure to pay by the Issuer or the relevant Principal Subsidiary under such guarantee or indemnity given in respect of such third party borrowed money, is in an aggregate nominal amount of at least €100,000,000 (or its equivalent in any other currency), unless in any such event the amount due is not paid due to circumstances affecting the making or clearing of the payment which are outside the control of the Issuer or the Principal Subsidiary, as the case may be, in which case such event shall not constitute an event of default so long as such circumstances continue in existence;”

For the purpose of the foregoing, “Principal Subsidiary” means at any relevant time any company or other entity the accounts of which are consolidated with those of the Issuer and which, together with its own Subsidiaries, accounts for at least 15 percent of the net consolidated annual sales of the Issuer as disclosed from time to time in its latest consolidated annual financial statements. For further information, see “Description of Debt Securities We May Offer—Default and Related Matters—Events of Default” in the attached prospectus.

Further Issuances

We reserve the right, from time to time, without giving notice to or seeking the consent of the holders of the Notes, to issue additional notes on terms and conditions identical to those of any series of the Notes (other than the issuance date, the date upon which interest begins to accrue and, in some cases, the first interest payment date), which additional notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the relevant series of the Notes. Any such additional notes will be issued with no more than de minimis original issue discount for U.S. federal income tax purposes or be part of a qualified reopening for U.S. federal income tax purposes. We may also issue other securities under the Indenture that have different terms from the Notes.

Form of Notes, Clearance and Settlement

The Notes will be issued as one or more global securities. You should read “Legal Ownership—Global Securities” in the attached prospectus for more information about global securities. We will not issue physical certificates representing the Notes except in the limited circumstances we explain under “Legal Ownership—Global Securities—Special Situations in Which a Global Security Will Be Terminated” in the attached prospectus.

The Notes will be issued in the form of global securities deposited in DTC and registered in the name of Cede & Co., as the nominee of DTC. Beneficial interests in the Notes may be held through DTC, Clearstream,

Luxembourg or Euroclear. For more information about global securities held by DTC through DTC, Clearstream, Luxembourg or Euroclear, you should read “Clearance and Settlement” in the attached prospectus.

It is expected that delivery of the Notes will be made against payment for them on or about March 29, 2011.

The Notes have been accepted for clearance through the DTC, Euroclear and Clearstream systems with the following codes: (i) for the 2012 Floating Rate Notes, CUSIP 80105NAF2 and ISIN US80105NAF24, (ii) for the 2013 Floating Rate Notes, CUSIP 80105NAE5 and ISIN US80105NAE58, (iii) for the 2014 Floating Rate Notes, CUSIP 80105NAC9 and ISIN US80105NAC92, (iv) for the 2014 Fixed Rate Notes, CUSIP 80105NAB1 and ISIN US80105NAB10, (v) for the 2016 Fixed Rate Notes, CUSIP 80105NAD7 and ISIN US80105NAD75 and (vi) for the 2021 Fixed Rate Notes, CUSIP 80105NAG0 and ISIN US80105NAG07.

Notices

As long as Notes in global form are outstanding, notices to be given to holders of the Notes will be given to DTC for transmission to direct holders only, in accordance with its applicable procedures from time to time.

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Series

For purposes of giving consents or other matters in respect of which holders of our Notes can vote or otherwise take action, each of the 2012 Floating Rate Notes, the 2013 Floating Rate Notes, the 2014 Floating Rate Notes, the 2014 Fixed Rate Notes, the 2016 Fixed Rate Notes and the 2021 Fixed Rate Notes will be considered a separate series. See “Description of Debt Securities We May Offer—Special Situations—Modification and Waiver” and “Description of Debt Securities We May Offer—Default and Related Matters—Events of Default” in the attached prospectus.

Trustee

The trustee under our Indenture is Deutsche Bank Trust Company Americas. See “Description of Debt Securities We May Offer—Regarding the Trustee” and “Description of Debt Securities We May Offer—Default and Related Matters” in the attached prospectus for a description of the trustee’s procedures and remedies available in the event of default.

TAXATION

The following description of tax considerations supersedes in its entirety the description under the heading “Taxation” in the attached prospectus.

French Taxation

The following generally summarizes the material French tax consequences of purchasing, owning and disposing of the notes described in this prospectus supplement and attached prospectus. The statements related to French tax laws set forth below are based on the laws in force as of the date hereof, and are subject to any changes in applicable laws and tax treaties after such date.

This discussion is intended only as a descriptive summary and does not purport to be a complete analysis or listing of all potential effects of the purchase, ownership or disposal of the notes described in this prospectus supplement and the attached prospectus.

The following summary does not address the treatment of notes relevant to holders of notes who: (i) are residents of France for the purposes of French taxation, (ii) concurrently hold shares of the Issuer, or (iii) hold their notes in connection with a business or profession conducted in France as a permanent establishment or a fixed base.

Investors should consult their own tax advisers regarding the tax consequences of the purchase, ownership and disposal of notes in the light of their particular circumstances.

Taxation of Income

Interest

French Taxation. Following the introduction of the French Loi de finances rectificative pour 2009 no. 3 (No. 2009-1674 dated December 30, 2009) (the “Law”), payments of interest and other revenues made by the Issuer with respect to the notes issued on or after March 1, 2010 will not be subject to the withholding tax set out under Article 125 A III of the French General Tax Code unless such payments are made outside France in a non-cooperative State or territory (Etat ou territoire non coopératif) within the meaning of Article 238-0 A of the French General Tax Code (a “Non-Cooperative State”). Irrespective of the tax residence of the holder of the notes, a 50% withholding tax will be applicable (subject to certain exceptions and the more favorable provisions of an applicable double tax treaty, provided that the double tax treaty is found to apply and the relevant conditions are fulfilled) pursuant to Article 125 A III of the French General Tax Code with respect to such payments under the notes made or considered to be made in a Non-Cooperative State. The list of Non-Cooperative States is published by ministerial executive order, which is updated on a yearly basis.

Furthermore, according to Article 238 A of the French General Tax Code, interest and other revenues on such notes paid on a bank account opened in a financial institution located in a Non-Cooperative State or paid or accrued to persons established or domiciled in a Non-Cooperative State may no longer be deductible from the Issuer’s taxable income, as from the fiscal years starting on or after January 1, 2011. Under certain conditions, any such non-deductible interest and other revenues may be recharacterized as deemed distributed income pursuant to Articles 109 et seq. of the French General Tax Code, in which case such non-deductible interest and other revenues may be subject to the withholding tax set out under Article 119 bis 2 of the French General Tax Code, at a rate of 25% or 50% subject to more favorable provisions of any applicable double tax treaty.

Notwithstanding the foregoing, the Law provides that neither the 50% withholding tax provided by Article 125 A III of the French General Tax Code, nor the non-deductibility of interest and other revenues (to the extent the relevant interest and other revenues relate to genuine transactions and are not in an abnormal or exaggerated amount), and the withholding tax set out under Article 119 bis 2 that may be levied as a result of such non-deductibility, will apply in respect of a particular issue of debt securities if the Issuer can prove that the principal purpose and effect of such issue was not to allow the payments of interest or other revenues to be made in a Non-Cooperative State (the “Exemption”). Pursuant to the ruling (rescrit) No. 2010/11 (FP and FE) of the

French tax authorities dated February 22, 2010 (the “Ruling”), an issue of debt securities will be deemed not to have such main purpose and effect, and accordingly will be able to benefit from the Exemption if such debt securities are:

(i)	offered by means of a public offering within the meaning of Article L.411-1 of the French Monetary and Financial Code or pursuant to an equivalent offer in a State other than a Non-Cooperative State. For this purpose, an “equivalent offer” means any offer requiring the registration or submission of an offer document by or with a foreign securities market authority; or

(ii)	admitted to trading on a regulated market or on a French or foreign multilateral securities trading system provided that such market or system is not located in a Non-Cooperative State, and the operation of such market is carried out by a market operator or an investment services provider, or by such other similar foreign entity, provided further that such market operator, investment services provider or entity is not located in a Non-Cooperative State; or

(iii)	admitted, at the time of their issue, to the operations of a central depository, or to those of a settlement and delivery systems operator for financial instruments within the meaning of Article L. 561-2 of the French Monetary and Financial Code, or of one or more similar foreign depositories or systems operators, provided that such depository or systems operator is not located in a Non-Cooperative State.

As a consequence, under the Ruling, payments of interest and other revenues made with respect to the notes offered hereby will therefore be made without withholding or deduction for, or on account of taxes imposed by or on behalf of France. Accordingly, such payments will not give rise to any tax credit from any French source.

EU Taxation. On June 3, 2003, the European Council of Economics and Finance Ministers adopted a Savings Directive (in this section “Taxation,” the “Savings Directive”) on the taxation of savings income under which EU Member States are required from July 1, 2005, to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State, except that, for a transitional period, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments, provided however that the relevant beneficial owner of the payment may instead elect for the disclosure of information method or for the tax certificate procedure, as applicable. The rate of such withholding tax equals 20% from July 1, 2008 to June 30, 2011 and 35% as from July 1, 2011. The ending of the transitional period is dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries.

On November 13, 2008, the European Commission published a proposal for amendments to the Savings Directive. The proposal included a number of suggested changes which, if implemented, would broaden the scope of the rules described above. The European Parliament approved an amended version of this proposal on April 24, 2009. Investors who are in any doubt as to their position should consult their professional advisers.

In relation to French taxation, the Savings Directive has been implemented in French law under Article 242 ter of the French General Tax Code and Articles 49 I ter to 49 I sexies of the Schedule III to the French General Tax Code which impose on paying agents based in France an obligation to report to the French tax authorities certain information with respect to interest payments made to beneficial owners domiciled in another Member State, including, among other things, the identity and address of the beneficial owner and a detailed list of the different categories of interest paid to that beneficial owner.

Additional amounts. If the French tax laws or regulations applicable to us (or to any of our successors) change and payments in respect of the notes become subject to withholding or deduction, we may be required to pay you additional amounts to offset such withholding except as provided in “Description of the Debt Securities We May Offer—Special Situations—Payment of Additional Amounts” and in “Description of the Debt Securities We May Offer—Special Situations—Optional Tax Redemption” of the attached prospectus or in “Description of the Notes—Payment of Additional Amounts” and “Description of the Notes—Redemption—Tax Redemption” in this prospectus supplement.

Taxation on Sale, Disposal or Redemption of the Notes

Non-French resident holders of notes who do not hold the notes in connection with a business or profession conducted in France will not be subject to any French income tax or capital gains tax on the sale, disposal or redemption of the notes. Transfers of notes made outside France will not be subject to any stamp duty or other transfer taxes imposed in France.

Estate and Gift Tax

France imposes estate and gift tax on securities of a French company that are acquired by inheritance or gift. The tax applies without regard to the residence of the transferor. However, France has entered into estate and gift tax treaties with a number of countries pursuant to which, assuming certain conditions are met, residents of the treaty country may be exempted from such tax or obtain a tax credit.

Under the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes and Estates and Gifts dated November 24, 1978, a transfer of debt securities by gift or by reason of the death of a U.S. holder entitled to benefits under that convention will not be subject to French gift or inheritance tax, so long as the donor or decedent was not domiciled in France at the time of making the gift or at the time of his or her death and the notes were not used or held for use in the conduct of a business or profession through a permanent establishment or fixed base in France.

Wealth Tax

French wealth tax (impôt de solidarité sur la fortune) generally does not apply to debt securities owned by non-French residents.

United States Taxation

The following is a summary of the material U.S. federal income tax consequences to a U.S. holder (as defined below) of notes. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations and rulings and decisions currently in effect, all of which are subject to change (possibly with retroactive effect). This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their personal investment circumstances, such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, traders in securities or commodities that elect mark-to-market treatment, persons that will hold notes as a hedge against currency risk or as a position in a “straddle” or conversion transaction, tax-exempt organizations or persons whose “functional currency” is not the U.S. dollar, nor does it discuss U.S. federal income tax considerations applicable to certain types of investors subject to special treatment under the U.S. federal income tax. In addition, this discussion does not consider the effect of any alternative minimum taxes or any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular investor. This discussion assumes that investors will purchase the notes at their original issuance and hold the notes as capital assets within the meaning of section 1221 of the Code.

Prospective purchasers are urged to consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of the notes.

U.S. Holders

For purposes of the following discussion, a “U.S. holder” means a beneficial owner of a note that, or who is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (a) if a U.S. court can exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have authority to control all of the substantial decisions of the trust.

If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership.

Tax Treatment of Payments with Respect to the Notes

Generally; Interest Income. The notes should be treated as our indebtedness for federal income tax purposes. As discussed more fully below, we intend to take the position that the U.S. Treasury regulations regarding contingent payment debt instruments do not apply to the notes. As a result of this position (except as described below under “Short-Term Notes”), interest on the notes should be treated as ordinary income to the U.S. holders as it is paid or accrued (according to the U.S. holder’s accounting method) and principal payments on the notes should be treated as a return of capital to the extent of the U.S. holders’ tax basis. This treatment should apply to both the fixed rate notes and the floating rate notes because the latter should qualify as “variable rate debt instruments” for federal income tax purposes. An accrual method taxpayer will be required to include in gross income interest on the notes when earned, even if not paid, unless it is determined to be uncollectible.

Sale, Retirement or Redemption of the Notes. If a note is sold, retired or redeemed, the seller or U.S. holder will recognize gain or loss equal to the difference between the proceeds received by the holder (other than amounts attributable to accrued but unpaid interest) and its adjusted basis in the note. A note’s adjusted basis generally will equal the cost of the note to the holder, reduced by payments other than payments of interest on the note received by the holder. Generally, any such gain or loss realized by a holder who holds the note as a capital asset should be capital gain or loss. Amounts received that are attributable to accrued but unpaid interest should be taxed as such, and a loss attributable to accrued but unpaid interest should be an ordinary loss.

Possible Application of the Contingent Payment Debt Instrument Rules. The above treatment of payments on the notes assumes that the Treasury’s contingent payment debt instrument (“CPDI”) regulations do not apply. If the notes are redeemed pursuant to the Special Mandatory Redemption provision, we would be obligated to pay amounts in excess of the stated principal of the notes. This possibility may make the notes subject to the CPDI rules. If, however, as of the date the notes are issued, it is significantly more likely than not that the Special Mandatory Redemption will not occur, the notes will not be subject to the CPDI rules. We intend to take the position that the CPDI rules do not apply on this basis (and thus that the treatment of payments on the notes outlined in the previous section will apply). If the IRS were to assert successfully that the CPDI rules apply to the notes, the principal effect for U.S. holders would be that any gain recognized on the notes (including gain from the Special Mandatory Redemption) would be ordinary interest income. Notes with a term of one year or less are not subject to the CPDI rules.

If the CPDI rules apply, a U.S. holder would be required to report interest income on the notes under rules requiring all payments on the notes to be reported over their term, under a four-step process: (1) a “comparable yield” would be determined (i.e., the yield at which we would issue a fixed rate debt instrument with terms and conditions similar to the notes); (2) a “projected payment schedule” would be determined based on this comparable yield; (3) for each taxable year, the daily portion of interest includible for any period during the year would be computed by multiplying the comparable yield by the note’s adjusted issue price at the beginning of such period; and (4) the interest includible for any period would be adjusted for differences between the projected payment schedule and the actual contingent payments made. While complicated, the application of these rules (especially the fourth step requiring adjustments for the amount of payments actually made) should not materially change the timing of income inclusion with respect to the payments on the notes for U.S holders that are accrual method taxpayers. However, a U.S. holder that uses the cash method of accounting will be required to accrue interest under the rules described in this paragraph, rather than take interest into account as it is paid.

As noted, if the CPDI rules apply, in the period up to and including the Special Mandatory Redemption Date, gain recognized on the sale or other disposition of notes by a U.S. holder will generally be treated as ordinary interest income. Loss recognized on a sale or other disposition of notes will generally be treated as ordinary loss to the extent that the U.S. holder’s total interest inclusions under the CDPI rules exceed its total net negative adjustments. Any additional loss will be treated as capital loss.

All U.S. holders should consult their own tax advisors as to the possible application of the CPDI rules to the notes.

Short-Term Notes. The 2012 floating rate notes are subject to special rules applicable to short-term notes. The rules set forth above generally apply to short-term notes, with the following modifications.

A U.S. holder of a 2012 floating rate note that uses the accrual method of tax accounting will accrue original issue discount (“OID”) on the note ratably or, at the election of the U.S. holder, under a constant yield method. The amount of OID is equal to the excess of the stated redemption price at maturity of the note over its issue price. For this purpose, the stated redemption price at maturity is the sum of all payments due under the 2012 floating rate note, including payments denominated as interest. The issue price of a note is the first price at which a substantial amount of notes is sold for cash (other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

A U.S. holder of a 2012 floating rate note that uses the cash method of tax accounting may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such note until maturity of the note or its earlier disposition in a taxable transaction. In addition, such a U.S. holder will be required to treat any gain realized on a disposition of the 2012 floating rate note as ordinary income to the extent of the holder’s accrued OID on the note, and as short-term capital gain to the extent the gain exceeds accrued OID. Alternatively, a U.S. holder of a 2012 floating rate note using the cash method may elect to accrue OID into income on a current basis. In such case, the limitation on the deductibility of interest described above will not apply.

Any U.S. holder of a 2012 floating rate note, whether it uses the cash or accrual method, can elect to accrue the acquisition discount, if any, on the note on a current basis. If such an election is made, the OID rules will not apply to the note. Acquisition discount is the excess of the note’s stated redemption price at maturity over the holder’s purchase price for the note. Acquisition discount will be treated as accruing ratably or, at the election of the U.S. holder, under a constant yield method based on daily compounding.

Information Reporting and Backup Withholding

Payments made to a noteholder, other than a corporation, may be subject to information reporting and backup withholding, unless the noteholder provides proof of an applicable exemption or a correct taxpayer identification number (generally on IRS Form W-9 for U.S. holders or W-8BEN for non-U.S. holders), and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the noteholder’s U.S. federal income tax liability, if any, provided the required information is furnished to the IRS.

THE FOREGOING DISCUSSION DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR U.S. HOLDER IN LIGHT OF ITS INDIVIDUAL INVESTMENT CIRCUMSTANCES OR TO CERTAIN TYPES OF U.S. HOLDERS SUBJECT TO SPECIAL TREATMENT UNDER THE U.S. FEDERAL INCOME TAX LAWS, NOR DOES SUCH DISCUSSION ADDRESS ANY ASPECTS OF STATE, LOCAL, OR FOREIGN TAX LAWS OR OF ANY U.S. FEDERAL TAX LAWS OTHER THAN THE INCOME TAX LAWS. ACCORDINGLY, PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF NOTES, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND POSSIBLE FUTURE CHANGES IN SUCH TAX LAWS.

UNDERWRITING

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement (the “Underwriting Agreement”), each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the respective principal amount of notes set forth opposite the underwriter’s name:

Underwriters	Aggregate principal amount of 2012 floating rate notes	Aggregate principal amount of 2013 floating rate notes	Aggregate principal amount of 2014 floating rate notes	Aggregate principal amount of 2014 fixed rate notes	Aggregate principal amount of 2016 fixed rate notes	Aggregate principal amount of 2021 fixed rate notes
BNP Paribas Securities Corp.	183,300,000	183,300,000	137,475,000	137,475,000	274,950,000	366,600,000
SG Americas Securities, LLC	183,300,000	183,300,000	137,475,000	137,475,000	274,950,000	366,600,000
J.P. Morgan Securities LLC	183,400,000	183,400,000	137,550,000	137,550,000	275,100,000	366,800,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	100,000,000	100,000,000	75,000,000	75,000,000	150,000,000	200,000,000
RBS Securities Inc.	66,000,000	66,000,000	49,500,000	49,500,000	99,000,000	132,000,000
HSBC Securities (USA) Inc.	66,000,000	66,000,000	49,500,000	49,500,000	99,000,000	132,000,000
Deutsche Bank Securities Inc.	66,000,000	66,000,000	49,500,000	49,500,000	99,000,000	132,000,000
Santander Investment Securities Inc.	66,000,000	66,000,000	49,500,000	49,500,000	99,000,000	132,000,000
Credit Agricole Securities (USA) Inc.	66,000,000	66,000,000	49,500,000	49,500,000	99,000,000	132,000,000
Natixis Securities North America Inc.	10,000,000	10,000,000	7,500,000	7,500,000	15,000,000	20,000,000
Mitsubishi UFJ Securities (USA) Inc.	10,000,000	10,000,000	7,500,000	7,500,000	15,000,000	20,000,000

Total	1,000,000,000	1,000,000,000	750,000,000	750,000,000	1,500,000,000	2,000,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to certain conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of 0.06% of the principal amount of the 2012 floating rate notes, 0.10% of the principal amount of the 2013 floating rate notes, 0.15% of the principal amount of the 2014 floating rate notes, 0.15% of the principal amount of the 2014 fixed rate notes, 0.20% of the principal amount of the 2016 fixed rate notes and 0.30% of the principal amount of the 2021 fixed rate notes. The underwriters may allow, and the dealers may reallow, a discount on the notes to other dealers not in excess of 0.03% of the principal amount of the 2012 floating rate notes, 0.05% of the principal amount of the 2013 floating rate notes, 0.10% of the principal amount of the 2014 floating rate notes, 0.10% of the principal amount of the 2014 fixed rate notes, 0.15% of the principal amount of the 2016 fixed rate notes and 0.20% of the principal amount of the 2021 fixed rate notes. After the initial offering, the underwriters may change the public offering price, concession or any other term of the offering.

We estimate that our total expenses (which consist of, among other fees, SEC registration fees, legal fees and expenses, accounting fees and expenses and printing expenses) for this offering will be approximately $1,500,000. The underwriters have agreed to reimburse us for a portion of our expenses up to a certain amount.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Price Stabilization and Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing purchases. Short sales involve sales by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the prices of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales, stabilizing purchases, as well as other purchases by the underwriters’ for their own accounts, may have the effect of raising or maintaining the market prices of the notes or preventing or retarding a decline in the market prices of the notes. As a result, the prices of the notes may be higher than the prices that might otherwise exist on the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Settlement and Delivery

It is expected that delivery of the notes will be made against payment on March 29, 2011, which will be the fifth business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades of securities in the secondary market generally are required to settle in three business days, referred to as T+3, unless the parties to a trade agree otherwise. Accordingly, by virtue of the fact that the initial delivery of the notes will not be made on a T+3 basis, investors who wish to trade the notes before a final settlement may be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to make such trades should consult their own advisors.

Other Relationships

The underwriters and their affiliates have provided from time to time, and expect to provide in the future, investment and commercial banking and financial advisory services (including entering into swap arrangements) to sanofi-aventis and its affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In particular, the underwriters and/or their affiliates are members of the banking syndicate for the U.S.$15,000,000,000 Bridge Loan Facilities Agreement signed on October 2, 2010. The underwriters and/or their affiliates are also members of the banking syndicate pursuant to our €13,000,000,000 General Corporate Purpose facilities. Affiliates of J.P. Morgan Securities LLC, BNP Paribas Securities Corp. and SG Americas Securities, LLC are also acting as financial advisors to sanofi-aventis in connection with the merger with Genzyme Corporation.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of us or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area (the “EEA”) which has implemented the Prospectus Directive, as defined below (each, a “Relevant Member State”), the underwriters have each represented, warranted and agreed that they and each of their affiliates, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), have not made and will not make an offer to the public of any notes which are the subject of the offering contemplated by this prospectus supplement prior to the publication of a prospectus in relation to such notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another member state and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from the Relevant Implementation Date, make an offer to the public in that Relevant Member State of any of the notes under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

a)	at any time to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

b)	by the underwriters to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 Amending Directive (as defined below), 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

c)	at any time, in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of notes shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

Any person making or intending to make any offer of notes within the EEA should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of notes through any financial intermediary, other than offers made by the underwriters which constitute the final offering of notes contemplated in this prospectus supplement.

For the purposes of this provision, and the representation below, the expression an “offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase or subscribe to any notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU (the “2010 Amending Directive”), to the extent implemented in the Relevant Member State) and including any relevant implementing measure in each Relevant Member State.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any notes under, the offer of notes contemplated by this prospectus supplement will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

a)	it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

b)	in the case of any notes acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the notes acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where notes have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those notes to it is not treated under the Prospectus Directive as having been made to such persons.

France

In the Underwriting Agreement, each Underwriter severally represents, warrants and agrees that:

(i) no prospectus (including any amendment, supplement or replacement thereto) or any other offering material in connection with the offering of the notes has been submitted to the clearance procedures of the Autorité des marchés financiers or of the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers;

(ii) it and its respective affiliates and any other person acting on its or their behalf has or have not offered or sold and will not offer or sell, directly or indirectly, the notes to the public in France, and has or have not released, issued, distributed or caused to be released, issued or distributed to the public in France or used in connection with any offer for subscription or sale of the Notes, the prospectus or any other offering material relating to the notes, and that such offers, sales and distributions have been and shall be made in France only (x) to qualified investors (investisseurs qualifiés) other than individuals, in each case investing for their own account and as provided in Articles L. 411-2, D. 411-1 and D. 411-2, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the French Code monétaire et financier, or (y) to investment services providers authorized to engage in portfolio management on behalf of third parties, or (z) in a transaction that, in accordance with Article L. 411-2-I-1°- or -2°- or -3° of the French Code monétaire et financier and Article 211-2 of the General Regulations (Règlement Général) of the Autorité des marchés financiers, does not constitute an offer of notes to the public (offre au public de titres financiers); and

(iii) the direct or indirect distribution to the public in France of any notes so acquired by it hereunder may be made only in compliance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code monétaire et financier and applicable regulations thereunder.

United Kingdom

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA, as defined below) may otherwise lawfully be communicated or cause to be communicated (all such persons together being referred to as “relevant persons”). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

In the Underwriting Agreement, each Underwriter severally represents, warrants and agrees that it and its respective affiliates and any other person acting on its or their behalf: (i) has or have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company and (ii) has or have complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Other Jurisdictions

In the Underwriting Agreement, each Underwriter severally represents, warrants and agrees that with respect to any other jurisdiction outside the United States, neither it nor its affiliates nor anyone acting on its or their behalf has or have offered or sold and will not offer or sell any notes in any jurisdiction, except under circumstances that resulted or will result in compliance with the applicable rules and regulations of such jurisdiction and in no case that constitute or will constitute a public offering or otherwise require the filing of any documentation with any authority (market or otherwise) or national securities exchange in any such jurisdiction.

VALIDITY OF NOTES

The validity of the notes offered hereby will be passed upon by Jones Day, French and U.S. counsel for sanofi-aventis. Certain matters of French law and New York law will be passed upon for the underwriters by Cleary Gottlieb Steen  & Hamilton LLP.

EXPERTS

The consolidated financial statements of sanofi-aventis and its subsidiaries incorporated in this prospectus by reference from the 2010 Form 20-F, and the effectiveness of sanofi-aventis and its subsidiaries’ internal control over financial reporting as of December 31, 2010, have been audited by Ernst & Young Audit and PricewaterhouseCoopers Audit, independent registered public accounting firms, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been so incorporated in reliance upon the reports of such firms given on the authority of such firms as experts in accounting and auditing.

EXCHANGE RATE INFORMATION

The following table sets forth, for the periods and dates indicated, certain information concerning the exchange rates for the euro from 2006 through March 18, 2011 expressed in U.S. dollar per euro. The information concerning the U.S. dollar exchange rate is based on the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the “Noon Buying Rate”). We provide the exchange rates below solely for your convenience. We do not represent that euros were, could have been, or could be, converted into U.S. dollars at these rates or at any other rate. See “Item 3. Key Information – D. Risk Factors – Risks Related to Financial Markets: Fluctuations in currency exchange rates could adversely affect our results of operations and financial condition” of our 2010 Form 20-F. For information regarding the effect of currency fluctuations on our results of operations, see “Item 5. Operating and Financial Review and Prospects” of our 2010 Form 20-F.

	Period- end Rate	Average Rate (1)	High	Low
	(U.S. dollar per euro)
2006	1.32	1.27	1.33	1.19
2007	1.46	1.38	1.49	1.29
2008	1.39	1.47	1.60	1.24
2009	1.43	1.40	1.51	1.25
2010	1.33	1.32	1.45	1.20
Last 6 months
2010
September	1.36	1.31	1.36	1.27
October	1.39	1.39	1.41	1.37
November	1.30	1.37	1.42	1.30
December	1.33	1.32	1.34	1.31
2011
January	1.37	1.34	1.37	1.29
February	1.38	1.37	1.38	1.35
March (through March 18)	1.41	1.39	1.41	1.38

(1)

The average of the Noon Buying Rates on the last business day of each month (or portion thereof) during the relevant period for year average, on each business day of the month (or portion thereof) for monthly average.

On March 21, 2011, the exchange rate as published by the European Central Bank was $1.42 per euro.

Prospectus

DEBT SECURITIES

We may offer and sell debt securities from time to time. Each time we sell any of the debt securities described in this prospectus, we will provide one or more supplements to this prospectus that will contain specific information about those debt securities and the offering to which it relates. You should read this prospectus and any applicable prospectus supplement(s) carefully before you invest.

We may sell these debt securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents will be stated in an accompanying prospectus supplement.

Investing in these debt securities involves certain risks. See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these debt securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated March 15, 2010

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that sanofi-aventis filed on March 15, 2010 with the U.S. Securities and Exchange Commission (the “SEC”) using the shelf registration process. Under this process, sanofi-aventis may sell the debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the debt securities that sanofi-aventis may offer. Each time sanofi-aventis sells debt securities, it will provide one or more prospectus supplements that will contain specific information about the terms of those securities and the offering to which it relates. The prospectus supplement(s) may also add, update or change information contained in this prospectus. You should read both this prospectus, any applicable prospectus supplement(s) and the related exhibits filed with the SEC together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference” prior to purchasing any of the debt securities offered by this prospectus.

Unless otherwise indicated, information and statistics presented herein regarding market trends and sanofi-aventis’ market share relative to its competitors are based on its own research and/or various publicly available sources, which may be adjusted as further described under the heading “Presentation of Financial and Other Information” in our 2009 Form 20-F (as defined herein). Data relative to market shares and ranking information presented herein or in documents incorporated by reference herein for our vaccines business is based on internal estimates unless stated otherwise.

As used herein, the terms “sanofi-aventis,” the “Company,” the “Group,” “we,” “our,” or “us,” unless the context otherwise requires, refer to sanofi-aventis and its consolidated subsidiaries.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated herein by reference, contains forward-looking statements (within the meaning of Section 27A of the U.S. Securities Act of 1933 or Section 21E of the U.S. Securities Exchange Act of 1934).

Examples of such forward-looking statements include:

•

projections of operating revenues, net income, business net income, earnings per share, business earnings per share, capital expenditures, cost savings, restructuring costs, positive or negative synergies, dividends, capital structure or other financial items or ratios;

•	statements of our plans, objectives or goals, including those relating to products, clinical trials, regulatory approvals and competition;

•	statements about our future economic performance or that of France, the United States or any other countries in which we operate; and

•	statements of assumptions underlying such statements.

Words such as “believe,” “anticipate,” “plan,” “expect,” “intend,” “target,” “estimate,” “project,” “predict,” “forecast,” “guideline,” “should” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such factors, some of which are discussed under “Item 3. Key Information—D. Risk Factors” of our 2009 Form 20-F (as defined herein), include but are not limited to:

•	approval of generic versions of our products in one or more of their major markets;

•	product liability claims;

•	our ability to renew our product portfolio;

•	the increasingly challenging regulatory environment for the pharmaceutical industry;

•	uncertainties over the pricing and reimbursement of pharmaceutical products;

•	fluctuations in currency exchange rates; and

•	slowdown of global economic growth.

We caution you that the foregoing list of factors is not exclusive and that other risks and uncertainties may cause actual results to differ materially from those in forward-looking statements.

Forward-looking statements speak only as of the date they are made. Other than required by law, we do not undertake any obligation to update them in light of new information or future developments.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) applicable to foreign private issuers and file annual and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. In addition, our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov. For further information, please call the SEC at 1-800-SEC-0330 or log on to http://www.sec.gov.

Our shares are listed on Euronext Paris and the New York Stock Exchange, the latter in the form of American Depository Shares (“ADSs”). You can consult reports and other information about us that are filed pursuant to the rules of Euronext Paris and the New York Stock Exchange at these exchanges.

INCORPORATION BY REFERENCE

We have filed with the SEC a registration statement on Form F-3 relating to the debt securities covered by this prospectus. This prospectus is a part of that registration statement and does not contain all of the information in that registration statement. Whenever a reference is made in this prospectus to a contract or other document of sanofi-aventis, the reference is only a summary. You should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site at http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with them, which means that:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring to those documents; and

•

information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus and information previously incorporated by reference herein.

The information that we incorporate by reference is an important part of this prospectus.

Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate herein by reference:

•	Our Annual Report on Form 20-F for the year ended December 31, 2009 (the “2009 Form 20-F”) (File No. 001-31368), filed with the SEC on March 12, 2010,

•	Our report on Form 6-K furnished to the SEC on March 15, 2010 that expressly states that we incorporate it by reference in this prospectus, to the extent it is not subsequently superseded, and

•

Any document filed in the future with the SEC under Sections 13(a) and 13(c) or 15(d) of the Exchange Act after the date of this prospectus and until this offering is completed. Any report on Form 6-K that we furnish to the SEC on or after the date of this prospectus (or portions thereof) is incorporated by reference in this prospectus only to the extent that the report expressly states that we incorporate it (or such portions) by reference in this prospectus and that it is not subsequently superseded.

You may also request a copy of documents incorporated by reference at no cost, by contacting us orally or in writing at the following address and telephone number: Investor Relations, 174, avenue de France, 75013, Paris, France, Tel. No.: +33-1-53-77-45-45.

The 2009 Form 20-F and any other information incorporated by reference is considered to be a part of this prospectus. The information in this prospectus, to the extent applicable, automatically updates and supersedes the information in the 2009 Form 20-F.

You should rely only on the information that we incorporate by reference or provide in this prospectus or any applicable prospectus supplement(s). We have not authorized anyone to provide you with different information. We are not making an offer of these debt securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date appearing on the front of those documents.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

Sanofi-aventis is a corporation organized under the laws of France. All of our directors are citizens and, to the best of our knowledge, residents of countries other than the United States, and a large portion of our assets are located outside of the United States. Accordingly, U.S. investors may find it difficult, in a lawsuit based on the civil liability provisions of the U.S. federal securities laws:

•	to effect service within the United States upon us or our directors and officers located outside the United States;

•	to enforce in U.S. courts or outside the United States judgments obtained against us or those persons in the U.S. courts;

•	to enforce in U.S. courts judgments obtained against us or those persons in courts in jurisdictions outside the United States;

•

to enforce against us or those persons in France, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon the U.S. federal securities laws.

In addition, actions in the United States under the U.S. federal securities laws could be affected under certain circumstances by the French law No. 8-538 of July 16, 1980, which may preclude or restrict the obtaining of evidence in France or from French persons in connection with those actions. Each of the foregoing statements also applies to our auditors.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus as further described under “Where You Can Find More Information” and “Incorporation by Reference”. This summary does not contain all of the information that you should consider before investing in the debt securities being offered by this prospectus. You should carefully read the entire prospectus, the documents incorporated by reference into this prospectus, and the final term sheet, if any, and the prospectus supplement(s) relating to the particular debt securities being offered.

Sanofi-aventis

Sanofi-aventis was incorporated under the laws of France in 1994 as a société anonyme, a form of limited liability company, for a term of 99 years. We operate under the commercial name “sanofi-aventis”.

We are present in approximately 110 countries on five continents with about 105,000 employees worldwide at year end 2009, not including an additional 5,600 employees of Merial Limited (“Merial”). Our legacy companies, Sanofi-Synthélabo (formed by a merger between Sanofi and Synthélabo in 1999) and Aventis (formed by the combination of Rhône-Poulenc and Hoechst, also in 1999), bring to the Group more than a century of experience in the pharmaceutical industry.

We are a global pharmaceutical group engaged in the research, development, manufacture and marketing of healthcare products. In 2009, our net sales amounted to €29,306 million. Based on 2009 sales, we are the fourth largest pharmaceutical group in the world and the second largest pharmaceutical group in Europe (source: IMS sales 2009). Our business includes two main activities: pharmaceuticals and human vaccines through sanofi pasteur. The Group is also present in animal health products through Merial.

Our registered office is located at 174, avenue de France, 75013 Paris, France, and our main telephone number is +33 1 53 77 40 00.

Debt Securities

For any particular debt securities we may offer, the applicable final term sheet, if any, and the applicable prospectus supplement will describe the title of the debt securities, the aggregate principal or face amount and the purchase price; the stated maturity; the amount or manner of calculating the amount payable at maturity; the rate or manner of calculating the rate and the payment dates for interest, if any; the redemption or repurchase terms; and any other specific terms. The debt securities will be issued pursuant to an indenture entered into between us and Deutsche Bank Trust Company Americas, which acts as trustee.

Except as otherwise specified, when we use the term “securities” or “debt securities” in this prospectus, we mean any of the debt securities we may offer with this prospectus. This prospectus, including this summary, describes the general terms that may apply to the debt securities; the specific terms of any particular debt securities that we may offer will be described in the applicable prospectus supplement.

Form of Debt Securities

The debt securities of a series may be offered in the form of one or more global certificates in registered form that will be deposited with a depositary, such as The Depository Trust Company, the Euroclear System or Clearstream Banking, société anonyme, as specified in the applicable prospectus supplement.

Listing

If any debt securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

RISK FACTORS

We urge you to carefully review the risks described below, together with the risks described in the documents incorporated by reference into this prospectus, before you decide to purchase debt securities. In particular, you should review the risks relating to our business included in our 2009 Form 20-F, incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the debt securities offered by this prospectus could decline, in which case you may lose all or part of your investment.

Risks relating to an investment in the debt securities

We may incur substantially more debt in the future.

We may incur substantial additional indebtedness in the future, including in connection with future acquisitions, some of which may be secured by our assets. The terms of the debt securities and the indenture under which they are issued will not limit the amount of indebtedness we may incur. Any such incurrence of additional indebtedness could exacerbate the risks that holders of the debt securities currently face.

At any point in time there may or may not be an active trading market for our debt securities.

At any point in time there may or may not be an active trading market for our debt securities. If any of the debt securities are traded after their initial issuance, they may trade at a discount from their initial offering price. While we may decide to list a particular series of debt securities on one or more stock exchanges, we expect that many of our debt securities will not be listed on any exchange. Factors that could cause the debt securities to trade at a discount include, among others:

•	an increase in prevailing interest rates;

•	a decline in our credit worthiness;

•	a weakness in the market for similar securities; and

•	declining general economic conditions.

Direct creditors of our subsidiaries will generally have superior claims to cash flows from those subsidiaries.

Sanofi-aventis receives cash flows from its subsidiaries which can be used to meet its payment obligations under the debt securities. Since the creditors of any of these subsidiaries generally would have a right to receive payment that is superior to sanofi-aventis’ right to receive payment from the assets of such subsidiaries, holders of the debt securities will be effectively subordinated to creditors of the subsidiaries insofar as cash flows from those subsidiaries are relevant to meeting the payment obligations under the debt securities. The terms and conditions of the debt securities and the indenture under which they are issued do not limit the amount of liabilities that subsidiaries of sanofi-aventis may incur. In addition, certain subsidiaries are or may become subject to statutory or contractual restrictions on their ability to pay dividends or otherwise distribute or lend cash to sanofi-aventis which could also limit the amount of funds available to meet payment obligations under the debt securities.

Since the debt securities are unsecured, your right to receive payments will be effectively subordinated to the rights of any secured creditors.

The debt securities that we are offering will be unsecured. Although the indenture governing our debt securities contains a negative pledge that prohibits us and our principal subsidiaries from pledging assets and granting other security to secure certain types of bonds or similar debt instruments unless we make a similar pledge (or otherwise provide security approved by the bondholders) to secure the debt securities offered by this prospectus as described under “Description of Debt Securities We May Offer—Special Situations—Negative

Pledge” we and our principal subsidiaries are otherwise entitled to pledge our assets. If we default on the debt securities, or after bankruptcy, liquidation or reorganization, to the extent we have previously granted security over our assets to secure debts, the assets that secure those debts will then be used to satisfy the obligations under that secured debt before we can make payment on the debt securities. As a result, there may only be limited assets available to make payments on the debt securities. If there are not enough assets to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would share equally with all unsubordinated unsecured indebtedness, including debt securities, in the remaining assets.

We are not restricted in our ability to dispose of our assets by the terms of the debt securities.

The indenture governing our debt securities contains a negative pledge that prohibits us and our principal subsidiaries from pledging assets and granting other security to secure certain types of bonds or similar debt instruments, unless we make a similar pledge (or otherwise provide security approved by the bondholders) to secure the debt securities offered by this prospectus as described under “Description of Debt Securities We May Offer—Special Situations—Negative Pledge”. However, we are permitted to pledge our assets with respect to debt other than certain types of bonds and similar debt instruments. We are also generally permitted to sell or otherwise dispose of our assets to another corporation or other entity under the terms of the debt securities. If we dispose of our assets, you will not be entitled to declare an acceleration of the maturity of the debt securities, and except for the case of the sale of substantially all of our assets, or another similar transaction, pursuant to “Description of Debt Securities We May Offer—Special Situations—Mergers & Similar Events”, those assets will no longer be available to support our debt securities.

Our credit ratings may not reflect all risks of an investment in the debt securities.

The credit ratings ascribed to any of our debt securities are intended to reflect our ability to meet our payment obligations in respect of our debt securities, and may not reflect the potential impact of all risks related to an investment in the debt securities and other factors on the value of our debt securities. In addition, actual or anticipated changes in our credit ratings may generally be expected to affect the market value of our debt securities.

French insolvency law may supersede certain provisions of the indenture.

Under French insolvency law as amended by ordinance n°2008-1345 dated December 18, 2008 which came into force on February 15, 2009, holders of debt securities (obligations) are automatically grouped into a single assembly of holders (the “Assembly”) during a safeguard proceeding (procédure de sauvegarde) or a judicial reorganization proceeding (procédure de redressement judiciaire) of a company in order to vote on the restructuring plan approved by the creditors’ committees. If sanofi-aventis were subject to such proceedings, the Assembly would comprise holders of all debt securities issued by sanofi-aventis, including debt securities issued pursuant to the indenture, and regardless of their governing law. The Assembly would be called to deliberate on a draft safeguard plan (projet de plan de sauvegarde) or a judicial reorganization plan (projet de plan de continuation) with respect to the Company and may further agree to:

•	reschedule and/or write-off the debt represented by the debt securities (including any debt securities issued pursuant to the indenture);

•	treat different types of debt securities holders differently (including any holders of debt securities issued pursuant to the indenture), if justified by differences in circumstances; and/or

•	decide to convert debt securities (including any debt securities issued pursuant to the indenture) into shares.

Decisions of the Assembly would be taken by a two-thirds majority (calculated as a proportion of the debt securities held by the holders of debt securities who voted at the Assembly). The Assembly is not subject to quorum requirements.

Certain provisions of the indenture under which the debt securities are issued may not be enforced in these circumstances.

You may be unable to recover in civil proceedings for U.S. securities laws violations.

Sanofi-aventis is a corporation organized under the laws of France. All of our directors are citizens and, to the best of our knowledge, residents of countries other than the United States, and a large portion of our assets are located outside of the United States. Accordingly, it may be difficult for investors to obtain jurisdiction over us or our directors in courts in the United States and enforce against us or them judgments obtained against us or them. In addition, we cannot assure you that civil liabilities predicated upon the federal securities laws of the United States will be enforceable in France. See “Enforceability of Certain Civil Liabilities.”

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we will use the net proceeds from the sale of the debt securities for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

General

We may issue debt securities using this prospectus. The debt securities that we may issue will be governed by a contract between us and Deutsche Bank Trust Company Americas, as trustee, called an indenture.

The trustee under the indenture has two main roles:

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first, it can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under “Default and Related Matters—Events of Default—Remedies If an Event of Default Occurs” below; and

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second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell your debt securities (and they are not held in a clearing system) and sending you notices.

The indenture and its associated documents contain the full legal text governing the matters described in this section. The indenture and the debt securities are governed by New York law. A form of the indenture is an exhibit to our registration statement. See “Where You Can Find More Information” for information on how to obtain a copy.

We may issue either senior or subordinated debt securities using this prospectus. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are an unsecured creditor of ours. The senior debt securities will be issued under the indenture described below. If we issue subordinated debt securities, they will be issued under a supplemental subordinated debt indenture, which will describe the terms thereof, including provisions relating to subordination. If we issue subordinated debt securities, they will be subordinated in right of payment to all of our “senior indebtedness,” as defined in the supplemental subordinated debt indenture.

When we refer to “debt securities” in this prospectus, and except as otherwise specified, we mean the senior debt securities only. The terms of any series of subordinated debt securities will be contained in a supplemental subordinated debt indenture executed in connection with such series and described in the relevant prospectus supplement.

This section summarizes the material provisions of the indenture and the debt securities. However, because it is a summary, it does not describe every aspect of the indenture or the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including some of the terms used in the indenture. The indenture is also subject to the Trust Indenture Act of 1939. We describe the meaning for only the more important terms. We also include references in parentheses to some sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference herein or in the prospectus supplement.

We may issue as many distinct series of debt securities under the indenture as we wish. This section summarizes all material terms of the debt securities that are common to all series, unless otherwise indicated in the prospectus supplement relating to a particular series.

We may issue the debt securities as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. (Section 101) Special U.S. federal income tax, accounting and other considerations may apply to original issue discount securities. These considerations are discussed below under “Taxation—United States Taxation.” The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any such debt securities.

Unless otherwise specified in a prospectus supplement, we may, without the consent of the holders of the debt securities of a series, issue debt securities of the same series as an outstanding series of debt securities. Any additional debt securities so issued will be issued with no more than de minimis original issue discount for U.S. federal income tax purposes or be part of a qualified reopening for U.S. federal income tax purposes.

In addition, the specific financial, legal and other terms particular to a series of debt securities are described in the prospectus supplement and the underwriting agreement relating to the series. Those terms may vary from the terms described here. Accordingly, this summary is also subject to and qualified by reference to the description of the terms of the series described in the prospectus supplement.

The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of debt securities;

•	whether they are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the date or dates on which we will pay the principal of the series of debt securities;

•	the rate or rates, which may be fixed or variable, per annum at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

•	any provisions for redemption at the option of the holder;

•	the denominations in which the series of debt securities will be issuable;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that will be payable upon any declaration of acceleration of maturity;

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the currency of payment of principal of, premium, if any, and interest on the series of debt securities and the manner of determining the equivalent amount in the currency of the United States of America, if applicable;

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if the principal amount payable at maturity of the series of debt securities will not be determinable prior to maturity, the amount that will be deemed to be the principal amount thereof for any other purpose under the indenture or the debt securities;

•	any index used to determine the amount of payment of principal of, premium, if any, and interest on the series of debt securities;

•	any amendment to or removal of the covenant to pay additional amounts for withholding taxes or other governmental charges and the related right to an optional tax redemption for such a series;

•	any additional events of default or negative covenants applicable to the series of debt securities, or any that are not applicable;

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whether the series of debt securities will be issuable in whole or in part in the form of a global security as described under “Legal Ownership—Global Securities,” and the depositary or its nominee with respect to the series of debt securities, and any special circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

•	whether the series of debt securities can be redeemed at our option and any make-whole amount (if applicable);

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other special features of the series of debt securities, which could be different from those described in the prospectus. (Section 301)

In this description of debt securities “you” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the section “Legal Ownership—Street Name and Other Indirect Holders.”

Additional Mechanics

Exchange and Transfer

The debt securities will be issued:

•	in fully registered form;

•	without interest coupons; and

•	in denominations that are indicated in the prospectus supplement.

Unless otherwise specified in the prospectus supplement, the debt securities will be issued in the form of one or more global certificates in registered form that will be deposited with a depositary, such as The Depository Trust Company, Euroclear Bank S.A./N.V. or Clearstream Banking, société anonyme, as specified in the applicable prospectus supplement. See “Legal Ownership—Global Securities” for more information. The following description relates to the transfer and exchange of debt securities in the event debt securities are not in the form of global certificates deposited with a depositary.

You may have your debt securities of any series broken into more debt securities of smaller denominations of the same series or combined into fewer debt securities of larger denominations of the same series, as long as the total principal amount is not changed. (Section 305) This is called an exchange.

You may exchange or transfer registered debt securities at the corporate trust office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the registered debt securities. (Section 305)

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership. (Section 305)

If we have designated additional transfer agents, they are named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 1002)

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (Section 305)

Payment and Paying Agents

We will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day is called the regular record date and is stated in the prospectus supplement. (Section 307)

We will pay interest, principal and any other money due on the registered debt securities at the trustee’s corporate trust office. That office is currently located at Deutsche Bank Trust Company Americas, 60 Wall Street, MSNYC60-2710, New York, New York 10005, Attn: Trust and Securities Services. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder thereof by wire transfer.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office, but we must maintain an office or agency in each place of payment for the debt securities of any series. These offices are called paying agents. We may also choose to act as our own paying agent. We will notify the trustee of changes in the paying agents for any particular series of debt securities. (Section 1002)

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else. (Section 1003)

Notices

We and the trustee will send notices only to direct holders, using their addresses as listed in the trustee’s records. (Section 106)

Special Situations

Mergers and Similar Events

We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another corporation or other entity or to buy or lease substantially all of the assets of another corporation or other entity. (Sections 801 and 802)

No vote by holders of debt securities approving any of these actions is required, unless as part of the transaction we make changes to the applicable indenture requiring your approval, as described below under “Special Situations—Modification and Waiver.” We may take these actions as part of a transaction involving outside third parties or as part of an internal corporate reorganization. We may take these actions even if they result in:

•	a lower credit rating being assigned to the debt securities or to other of our debt; or

•	additional amounts becoming payable in respect of withholding tax.

Except as provided below, we have no obligation under the indenture to seek to avoid these results, or any other legal or financial effects that are disadvantageous to you, in connection with a merger, consolidation or sale or lease of assets that is permitted under the indenture. However, we may not take any of these actions unless all the following conditions are met:

•	Where we merge out of existence or sell or lease substantially all of our assets, the other entity must be duly organized and validly existing under the laws of the relevant jurisdiction.

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The merger, sale or lease of assets or other transaction must not cause a default on the debt securities, and we must not already be in default under such debt securities. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under “Default and Related Matters—Events of Default—What is An Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice under the indenture or our default having to continue for a specific period of time thereunder were disregarded.

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If we merge out of existence or sell or lease substantially all of our assets, the other entity must assume, through a supplemental indenture, our obligations under the applicable indenture and the debt securities, including our obligation to pay additional amounts described below under “Special Situations—Payment of Additional Amounts.” In the event the jurisdiction of incorporation of the successor is not the Republic of France, such successor will also agree to be bound to the obligations described below under “Special Situations—Payment of Additional Amounts” but shall substitute the successor’s jurisdiction of incorporation for the Republic of France.

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If we merge out of existence or sell or lease substantially all of our assets, we must provide to the trustee a certificate signed by a duly authorized officer and an opinion of legal counsel stating that the conditions set forth in the indenture have been complied with. (Sections 801, 802 and 1007)

It is possible that the U.S. Internal Revenue Service or a court may deem a merger or other similar transaction to cause an exchange for U.S. federal income tax purposes of debt securities for new securities by the holders of the debt securities. This could result in the recognition of taxable gain or loss for U.S. federal income tax purposes and possible other unfavorable or favorable tax consequences to any particular holder.

Modification and Waiver

There are three types of changes we can make to the indenture and the debt securities.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval, for example, by calling a meeting of holders and seeking a 100% quorum and unanimous consent, or, more likely, by obtaining written consents from each holder. We must obtain your specified approval in order to:

•	change the stated maturity of the principal or interest on a debt security;

•	reduce the principal of, premium, if any, amount or rate of interest payable on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	change the place or currency of payment on a debt security;

•	impair your right to sue for payment;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the applicable indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the applicable indenture or to waive various defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the applicable indenture. (Section 902)

Changes Requiring a Majority Vote. The second type of change to the indenture and your debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of each series affected. Most changes fall into this category, except for clarifying changes and other changes that would not adversely affect holders of the debt securities in any material respect. (Section 901) The same vote would be required for us to obtain a waiver of all or part of the covenants described below, or a waiver of a past default with respect to each series affected. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities described above under “—Changes Requiring Your Approval” unless we obtain, with respect to each series affected, each holder’s individual consent, for example, by calling a meeting of holders and seeking a 100% quorum and unanimous consent, or, more likely, by obtaining written consents from each holder, to the waiver. (Section 513)

Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect. (Section 901)

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

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Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased pursuant to any applicable defeasance provisions described in the prospectus supplement. (Section 101)

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We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote with respect to changes to the indenture and/or debt securities or the waiver of certain covenants. If we set a record date for this purpose, that vote or waiver may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken prior to 90 days following the record date. (Sections 902 and 1006)

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver or consent.

Redemption and Repayment

The prospectus supplement will state whether the debt securities are redeemable by us or subject to repayment at the holder’s option, other than as described below under “Special Situations—Optional Tax Redemption.”

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. (Section 1110)

Our company shall not be required to establish a sinking fund.

Payment of Additional Amounts

We will make payments on the debt securities without withholding any taxes unless otherwise required to do so by French law. Unless otherwise specified in the prospectus supplement, if the Republic of France or any tax authority therein requires us to withhold or deduct amounts from payment on a debt security for or on account of taxes or any other governmental charges, subject to the exceptions described below, we will, to the fullest extent then permitted by law, be required to pay you additional amounts so that the net amount you receive will be the amount specified in the debt security to which you would otherwise have been entitled. We will not have to pay additional amounts under any of the following circumstances:

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The holder or beneficial owner of the debt securities (or a third party holding on behalf of the holder or such beneficial owner) is subject to such tax or governmental charge by reason of having some connection to the Republic of France requiring such withholding or deduction, other than the mere holding or beneficial ownership of the debt security.

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Taxes that are imposed or levied by reason of the failure of such holder or beneficial owner to present (where presentation is required) its debt security within 30 calendar days after we have made available to such holder or beneficial owner a payment under the debt securities and the indenture (excluding any additional amounts to which such holder or beneficial owner would have been entitled had its debt securities been presented on any day within such 30 calendar day period).

•	The tax or governmental charge is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge.

•	The tax or governmental charge is for a tax or governmental charge that is payable in a manner that does not involve withholding or deduction.

•	The tax or governmental charge is imposed or withheld because the holder or beneficial owner failed:

•	to provide information about the nationality, residence or identity of the holder or beneficial owner; or

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to make a declaration or satisfy any information requirements that the statutes, treaties, regulations or administrative practices of the Republic of France require as a precondition to exemption from all or part of such tax or governmental charge.

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The withholding or deduction is imposed pursuant to the European Union Directive 2003/48/EC regarding the taxation of savings income, or any other directive amending, supplementing or replacing such directive, or any law implementing or complying with, or introduced in order to conform to, such directive or directives.

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The withholding or deduction is imposed on a holder or beneficial owner who could have avoided such withholding or deduction by presenting its debt securities to another paying agent or by receiving payments under such debt securities in a bank account opened in a financial institution that is not located in any non-cooperative State or territory as set forth in the list, as amended from time to time, referred to in Article 238-0 A of the French General Tax Code (Code général des impôts).

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The holder is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, any debt security, and the laws of the Republic of France require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of such security. (Section 1007)

These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to the Issuer by merger is organized or if we otherwise change the jurisdiction in which the Issuer is organized or resident for tax purposes, except that the name of the jurisdiction of the successor, or our new jurisdiction of organization or residency for tax purposes, will be substituted for the Republic of France.

Optional Tax Redemption

Unless otherwise specified in the prospectus supplement for a particular series, we have the option to redeem the debt securities of any series prior to maturity if, upon the occurrence of any change in, or any change in the official application or interpretation of, French law (or the law of the jurisdiction of our successor, or of our new jurisdiction of organization or residency for tax purposes), becoming effective after the issuance date of the debt securities of the series (or in the case of a successor to the Issuer, the date on which such person assumed our obligations under the debt securities of the series as described under “Special Situations—Mergers and Similar Events”), we would be required to pay additional amounts as described under “Special Situations—Payment of Additional Amounts”, in which case we may redeem the debt securities of the series in whole but not in part at a redemption price equal to 100% of the principal amount of the debt securities of the series plus accrued interest to the redemption date. Furthermore, the redemption notice may not be given more than 90 days before the latest practicable date on which we could make payment of principal and interest without withholding for such French taxes (or the taxes arising from the law of any other jurisdiction of incorporation or residency referred to above). (Section 1108)

Prior to giving the notice of a tax redemption, we will deliver to the trustee

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a certificate signed by a duly authorized officer stating that we are entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred; and

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an opinion of legal counsel stating that we are or would be obligated to pay additional amounts as a result of such change or amendment in the official application or interpretation of French law (or in the case of a successor to the Issuer, the taxes arising from the law of the jurisdiction of incorporation of such successor).

Negative Pledge

In respect of any series of unsubordinated debt securities only, so long as any such debt security is outstanding, we undertake not to create or permit to subsist any mortgage, charge, pledge, lien (other than a lien arising by operation of law) or other encumbrance or security interest over any or all of our present or future assets or revenues (i) to secure any Relevant Indebtedness issued by us or (ii) to secure any guarantee or indemnity given by us of any Relevant Indebtedness issued by others without (a) at the same time or prior thereto securing such debt securities equally and ratably therewith or (b) providing such other security for such debt securities as shall be approved by an act of the holders holding at least a majority of the principal amount of the outstanding debt securities of each affected series. (Section 1008)

For the purpose of this covenant, “Relevant Indebtedness” means any indebtedness for borrowed money, whether present or future (including, without limitation, any contingent obligation, any surety or other obligation), which is for, or in respect of, or represented by any bonds, debentures, or other form of debt securities capable of being listed, quoted or ordinarily dealt in on any stock exchange, over-the-counter market or securities market.

For the avoidance of doubt, nothing in this section “Special Situations—Negative Pledge” shall prevent us from depositing funds in trust in connection with any transaction or operation contemplated by the section “Special Situations—Defeasance and Discharge” and relating to any series of debt securities issued from time to time hereunder.

Defeasance and Discharge

The indenture contains a provision that permits us to elect:

•	to be discharged after 90 days from all our obligations (subject to limited exceptions) with respect to any series of debt securities then outstanding; and/or

•	to be released from our obligations under some of the covenants and from the consequences of an event of default resulting from a breach of such covenants.

We can legally release ourselves from any payment or other obligations on the debt securities of a series under either of the above elections, except for various obligations described below, if we, in addition to other actions, put in place the following arrangements for you to be repaid:

•

We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of a series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities of such series on their various due dates. In addition, on the date of such deposit, we must not be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described under “Default and Related Matters—Events of Default—What is An Event of Default?” below. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice under the indenture or our default having to continue for a specific period of time thereunder were disregarded.

•

We must deliver to the trustee a legal opinion of our counsel confirming that under then current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves in accordance with their terms. In the case of debt securities being discharged, we must deliver along with this opinion a private letter ruling from the U.S. Internal Revenue Service to this effect, or a revenue ruling or other published legal authority that is considered “substantial authority” in accordance with U.S. Treas. Reg. sec. 1.6662-4(d)(3)(iii) pertaining to a comparable form of transaction published by the U.S. Internal Revenue Service to the same effect.

However, even if we take these actions, a number of our obligations relating to the debt securities of the series will remain. These include the following obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to deposit money for payment in trust.

Default and Related Matters

Ranking

Unless otherwise specified in the relevant prospectus supplement, the debt securities are not subordinated to any of our other unsecured debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness.

The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors.

The indenture does not limit our ability to incur additional indebtedness.

Events of Default

You will have special rights if an event of default occurs in respect of a series to which your debt security belongs and is not cured, as described later in this subsection.

What Is an Event of Default? The term “event of default” means, with respect to a series of debt securities, any of the following:

•	any amount of principal of a debt security of that series is not paid on the due date thereof and such default is not remedied within a period of 15 days from such due date;

•	any amount of interest on, or any premium on, a debt security of that series is not paid on the due date thereof and such default is not remedied within a period of 30 days from such due date;

•

any other obligation of the Issuer under the applicable indenture is not complied with or performed within a period of 30 days from receipt by us of a written notice (delivered by registered or certified mail) to us that we are in breach. The notice must be sent by either the trustee or by the holders of at least 25% in principal amount of the outstanding securities of that series;

•

(A) any borrowed money of the Issuer or of any Principal Subsidiary becomes due and repayable prematurely by reason of a default in relation thereto or (B) any such borrowed money is not paid at maturity as extended by any applicable grace period or (C) any guarantee or indemnity in respect of any borrowed money of a third party given by the Issuer or any Principal Subsidiary is not honored when due and called upon or within any applicable grace period unless the Issuer or such Principal

Subsidiary, as the case may be, has disputed in good faith that such borrowed money, or such guaranteed or indemnified third party borrowed money, is due or payable or that such guarantee or indemnity is callable, and such dispute has been submitted to a competent court, in which case such event shall not constitute an event of default hereunder, so long as the dispute shall not have been finally adjudicated and provided that in the case of (A), (B) or (C) hereof, such borrowed money of the Issuer or such Principal Subsidiary, or the amount of the failure to pay by the Issuer or the relevant Principal Subsidiary under such guarantee or indemnity given in respect of such third party borrowed money, is in an aggregate nominal amount of at least €100,000,000 (or its equivalent in any other currency), unless in any such event the amount due is not paid due to circumstances affecting the making or clearing of the payment which are outside the control of the Issuer or the Principal Subsidiary, as the case may be, in which case such event shall not constitute an event of default so long as such circumstances continue in existence;

•

the Issuer or any of our Principal Subsidiaries makes any proposal for a general moratorium in relation to its debt or ceases its payments (including, without limitation, a cessation de paiements under French law) or enters into a conciliation procedure (procédure de conciliation) with its creditors or a judgment is issued for the judicial liquidation (including, without limitation, a liquidation judiciaire under French law) or for a transfer of the whole of the business (including, without limitation, a cession totale de l’entreprise under French law) of the Issuer or any of our Principal Subsidiaries or anything equivalent to such a proposal, settlement or transfer occurs with respect to the Issuer or any of our Principal Subsidiaries or if the Issuer or any of our Principal Subsidiaries makes a conveyance, assignment or other arrangement for the benefit of its creditors or enters into a composition with its creditors;

•

an order is made by any competent authority or an effective resolution is passed for the winding up, liquidation or dissolution of any of our Principal Subsidiaries (otherwise than for the purposes of or pursuant to an amalgamation, reorganization, merger, consolidation, or restructuring or other similar arrangement whilst solvent (including, without limitation, any fusion-absorption or any apport partiel d’actifs under French law)) or an order is made by any competent authority or an effective resolution is passed for the winding up, liquidation or dissolution of the Issuer (otherwise than for the purposes of or pursuant to an amalgamation, reorganization, merger, consolidation, or restructuring or other similar arrangement whilst solvent (including, without limitation, any fusion-absorption or any apport partiel d’actifs under French law)) where the entity resulting from or surviving following such amalgamation, reorganization, merger, consolidation or restructuring or other similar arrangement, assumes or owes the obligation resulting from the debt securities of the series); or

•	any other event of default described in the prospectus supplement occurs. (Section 501)

For the purpose of this section,

“Principal Subsidiary” means at any relevant time any company or other entity the accounts of which are consolidated with those of the Issuer and which, together with its own Subsidiaries, accounts for at least 15 percent of the net consolidated annual sales of the Issuer as disclosed from time to time in our latest consolidated annual financial statements.

“Subsidiary” means, in relation to any person or entity at any time, any other person or entity (whether or not now existing) meeting the definition of Article L. 233-1 of the French Commercial Code or any other person or entity controlled directly or indirectly by such person or entity within the meaning of Article L. 233-3 of the French Commercial Code. These articles:

•	define a subsidiary as an entity for which a majority of the share capital is owned by another entity (Article L. 233-1); and

•

provide a list of the circumstances under which an entity is considered to control another ((i) direct or indirect holding of majority voting rights of an entity; (ii) majority voting rights of an entity by virtue of an agreement with other shareholders that is not contrary to the interests of the entity; (iii) the ability, given voting rights, to determine whether resolutions are adopted at general shareholder meetings of an entity; (iv) shareholding combined with the ability to appoint or to revoke the majority of the members of the board of directors, the supervisory board or other administrative body of the entity. An entity is also deemed to exert control over another entity if it directly or indirectly holds more than 40% of the voting rights of the other entity and no other shareholder holds a greater shareholding. In addition, two or more entities acting in concert are considered as jointly controlling another when they are able to determine whether resolutions are adopted at general shareholder meetings of another entity) (Article L. 233-3).

Remedies If an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series if certain conditions are met. (Section 502)

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. (Section 603) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other proceeding seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture. (Section 512)

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity.

•

No direction inconsistent with such written request must have been given to the trustee during such 60-day period by holders of a majority in principal amount of all outstanding debt securities of that series. (Section 507)

Nothing, however, will prevent an individual holder from bringing suit to enforce payment. (Section 508)

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request to the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee every year a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with the indenture and the debt securities, or else specifying any default. (Section 1005)

Regarding the Trustee

We and several of our subsidiaries may maintain banking relations with the trustee and its affiliates in the ordinary course of our and their business.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice under the indenture or our default having to continue for a specific period of time thereunder were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities or the applicable indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

LEGAL OWNERSHIP

Street Name and Other Indirect Holders

We generally will not recognize investors who hold securities in accounts at banks or brokers as legal Holders of securities. When we refer to the “Holders” of securities, we mean only the actual legal and (if applicable) record Holder of those securities. Holding securities in accounts at banks or brokers is called holding in “street name”. If you hold securities in street name, we will recognize only the bank or broker or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest, dividends and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required. If you hold securities in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting rights if it were ever required;

•	whether and how you can instruct it to send you securities and, if the securities are in registered form, have them registered in your own name, so you can be a direct Holder as described below; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for Holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the Trustee, under the securities run only to persons who are registered as Holders of the securities. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once we make payment to the registered Holder, we have no further responsibility for the payment even if that Holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

What is a Global Security?

A global security is a special type of indirectly held security. Unless otherwise specified in the prospectus supplement, securities will be issued in the form of global securities in registered form. In this case, the ultimate beneficial owners can only be indirect holders as the global security will be registered in the name of a financial institution we select.

In this case, we require that the securities included in the global security not be transferred to the name of any other direct Holder unless the special circumstances described below occur. The financial institution that acts as the sole direct Holder of the global security is called the “depositary.” Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary.

Special Investor Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a Holder of securities and instead deal only with the depositary in whose name the global security is registered.

If you are an investor in securities that are issued only in the form of global securities, you should be aware that:

•	You cannot have securities registered in your own name.

•	You cannot receive physical certificates for your interest in the securities.

•

You will be a street name holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities, as explained earlier under “Legal Ownership—Street Name and Other Indirect Holders.”

•	You may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

•

The depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

Special Situations in Which a Global Security is Exchangeable for Physical Certificates

In a few special situations described below, a global security is exchangeable for physical certificates representing securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name so that they will be direct Holders. The rights of street name investors and direct Holders in the securities have been previously described in the subsections entitled “Legal Ownership—Street Name and Other Indirect Holders” and “Legal Ownership—Direct Holders” above.

The special situations in which a global security is exchangeable for physical certificates are:

•	When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary and we do not appoint a successor depositary.

•	When we elect to exchange the global securities representing such debt securities for physical certificates representing such debt securities.

•

When an event of default on the securities has occurred and has not been cured. Defaults on debt securities are discussed under “Description of Debt Securities We May Offer—Default and Related Matters—Events of Default”.

The prospectus supplement(s) may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor, in the case of debt securities, the Trustee is responsible for deciding the names of the institutions that will be the initial direct Holders. For more information, see “Description of Debt Securities We May Offer”.

CLEARANCE AND SETTLEMENT

General

Debt securities we issue may be held through one or more international and domestic clearing systems. The clearing systems sanofi-aventis uses are the book-entry systems operated by The Depository Trust Company (“DTC”) in the United States, Clearstream Banking, société anonyme, in Luxembourg (“Clearstream”) and the Euroclear System, in Belgium (“Euroclear”). These systems have established electronic securities and payment, transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the debt securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for registered securities in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream or the clearance system that is described in the applicable prospectus supplement.

The policies of DTC, Clearstream, and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. These systems could change their rules and procedures at any time.

The Clearing Systems

DTC

We understand that DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC.

DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

The DTC Rules applicable to its Participants are on file with the SEC.

Clearstream

We understand that Clearstream is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry changes to the accounts of its customers. This eliminates the need for physical movement of certificates.

Clearstream provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

Clearstream’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

Indirect access to the Clearstream system is also available to others that clear through Clearstream customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

We understand that Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financière) and the National Bank of Belgium (Banque Nationale de Belgique).

Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several other countries.

Euroclear customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries.

Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have relationships with Euroclear customers.

All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment basis, except as otherwise specified in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream

We understand that investors who hold their securities through Euroclear or Clearstream accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading between DTC Participants

We understand that secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment and separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading between Euroclear and/or Clearstream Participants

We understand that secondary market trading between Euroclear and/or Clearstream participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.

Transfers Between DTC and Clearstream or Euroclear

Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty participants in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and for bonds denominated in U.S. dollars, making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the respective U.S. depositaries. Securities denominated in any currency other than U.S. dollars will settle free of payment.

Due to time-zone differences, credits of securities received by Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream participants or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be generally available to the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

TAXATION

French Taxation

The following generally summarizes the material French tax consequences of purchasing, owning and disposing of the debt securities described in this prospectus. The statements related to French tax laws set forth below are based on the laws in force as of the date hereof, and are subject to any changes in applicable laws and tax treaties after such date.

This discussion is intended only as a descriptive summary and does not purport to be a complete analysis or listing of all potential effects of the purchase, ownership or disposal of the debt securities described in this prospectus.

The following summary does not address the treatment of debt securities that are held by a resident of France or in connection with a permanent establishment or fixed base through which a holder carries on business or performs personal services in France.

Investors should consult their own tax advisers regarding the tax consequences of the purchase, ownership and disposal of debt securities in the light of their particular circumstances.

Taxation of Income

Interest

French Taxation. Following the introduction of the French Loi de finances rectificative pour 2009 no. 3 (No. 2009-1674 dated December 30, 2009) (the “Law”), payments of interest and other revenues made by the Issuer with respect to debt securities issued on or after March 1, 2010 will not be subject to the withholding tax set out under Article 125 A III of the French General Tax Code unless such payments are made outside France in a non-cooperative State or territory (Etat ou territoire non coopératif) within the meaning of Article 238-0 A of the French General Tax Code (a “Non-Cooperative State”). If such payments under the debt securities are made in a Non-Cooperative State, a 50 % withholding tax will be applicable (subject to certain exceptions and to the more favorable provisions of any applicable double tax treaty) pursuant to Article 125 A III of the French General Tax Code.

Furthermore, interest and other revenues on such debt securities may no longer be deductible from the Issuer’s taxable income, as from the fiscal years starting on or after January 1, 2011, if they are paid or accrued to persons established or domiciled in a Non-Cooperative State or paid on a bank account opened in a financial institution located in such a Non-Cooperative State. Under certain conditions, any such non-deductible interest and other revenues may be recharacterized as deemed distributed income pursuant to Article 109 of the French General Tax Code, in which case such non-deductible interest and other revenues may be subject to the withholding tax set out under Article 119 bis of the French General Tax Code, at a rate of 25% or 50%.

Notwithstanding the foregoing, the Law provides that neither the 50% withholding tax nor the non-deductibility will apply in respect of a particular issue of debt securities if the Issuer can prove that the principal purpose and effect of such issue was not to allow the payments of interest or other revenues to be made in a Non-Cooperative State (the “Exemption”). Pursuant to the Ruling (rescrit) No. 2010/11 (FP and FE) of the French tax authorities dated February 22, 2010, an issue of debt securities will be deemed not to have such a purpose and effect, and accordingly will be able to benefit from the Exemption if such debt securities are:

(i)	offered by means of a public offering within the meaning of Article L.411-1 of the French Monetary and Financial Code or pursuant to an equivalent offer in a State other than a Non-Cooperative State. For this purpose, an “equivalent offer” means any offer requiring the registration or submission of an offer document by or with a foreign securities market authority; or

(ii)	admitted to trading on a regulated market or on a French or foreign multilateral securities trading system provided that such market or system is not located in a Non-Cooperative State, and the operation of such market is carried out by a market operator or an investment services provider, or by such other similar foreign entity, provided further that such market operator, investment services provider or entity is not located in a Non-Cooperative State; or

(iii)	admitted, at the time of their issue, to the operations of a central depository, or to those of a settlement and delivery systems operator for financial instruments within the meaning of Article L. 561-2 of the French Monetary and Financial Code, or of one or more similar foreign depositories or systems operators, provided that such depository or systems operator is not located in a Non-Cooperative State.

Payment of interest and other revenues made with respect to debt securities will therefore be made without withholding or deduction for, or on account of taxes imposed by or on behalf of France. Accordingly, such payments will not give rise to any tax credit from any French source.

EU Taxation. On June 3, 2003, the European Council of Economics and Finance Ministers adopted a Savings Directive (in this section “Taxation,” the “Savings Directive”) on the taxation of savings income under which EU Member States are required from July 1, 2005, to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State, except that, for a transitional period, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments, provided however that the relevant beneficial owner of the payment may instead elect for the disclosure of information method or for the tax certificate procedure, as applicable. The rate of such withholding tax equals 20% from July 1, 2008 to June 30, 2011 and 35% as from July 1, 2011. The ending of the transitional period is dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries.

On November 13, 2008, the European Commission published a proposal for amendments to the Savings Directive. The proposal included a number of suggested changes which, if implemented, would broaden the scope of the rules described above. The European Parliament approved an amended version of this proposal on April 24, 2009. Investors who are in any doubt as to their position should consult their professional advisers.

In relation to French taxation, the Savings Directive has been implemented in French law under Article 242 ter of the French General Tax Code and Articles 49 I ter to 49 I sexies of the Schedule III to the French General Tax Code which impose on paying agents based in France an obligation to report to the French tax authorities certain information with respect to interest payments made to beneficial owners domiciled in another Member State, including, among other things, the identity and address of the beneficial owner and a detailed list of the different categories of interest paid to that beneficial owner.

Additional amounts. If the French tax laws or regulations applicable to us (or to any of our successors) change and payments in respect of the debt securities become subject to withholding or deduction, we may be required to pay you additional amounts to offset such withholding except as provided above in “Description of the Debt Securities We May Offer—Special Situations—Payment of Additional Amounts” and in “Description of the Debt Securities We May Offer—Special Situations—Optional Tax Redemption”, or in any applicable prospectus supplement.

Taxation on Sale, Disposal or Redemption of Debt Securities

Non-French resident holders of debt securities who do not hold the debt securities in connection with a business or profession conducted in France will not be subject to any French income tax or capital gains tax on the sale, disposal or redemption of debt securities. Transfers of debt securities made outside France will not be subject to any stamp duty or other transfer taxes imposed in France.

Estate and Gift Tax

France imposes estate and gift tax on securities of a French company that are acquired by inheritance or gift. The tax applies without regard to the residence of the transferor. However, France has entered into estate and gift tax treaties with a number of countries pursuant to which, assuming certain conditions are met, residents of the treaty country may be exempted from such tax or obtain a tax credit.

Under the Convention between the Government of the United States of America and the Government of French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes and Estates and Gifts dated November 24, 1978, a transfer of debt securities by gift or by reason of the death of a U.S. holder entitled to benefits under that convention will not be subject to French gift or inheritance tax, so long as the donor or decedent was not domiciled in France at the time of making the gift or at the time of his or her death and the debt securities were not used or held for use in the conduct of a business or profession through a permanent establishment or fixed base in France.

Wealth Tax

French wealth tax (impôt de solidarité sur la fortune) generally does not apply to debt securities owned by non-French residents.

United States Taxation

Circular 230 Notice: To ensure compliance with Internal Revenue Service Circular 230, prospective investors are hereby notified that: (a) any discussion of U.S. federal tax issues contained or referred to in this prospectus or any document referred to herein is not intended or written to be used, and cannot be used by prospective investors for the purpose of avoiding penalties, that may be imposed on them under the U.S. Internal Revenue Code; (b) such discussion is written for use in connection with the promotion or marketing of the transactions or matters addressed herein; and (c) prospective investors should seek advice based on their particular circumstances from an independent tax adviser.

This subsection deals only with debt securities that are issued in registered form for U.S. tax purposes and are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning debt securities that are issued in bearer form for U.S. tax purposes or debt securities that are to mature more than 30 years from their date of issue and any other special U.S. federal income tax consequences applicable to a particular series of debt securities will be discussed in the related prospectus supplement.

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in debt securities and are a U.S. holder. You will be a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation or other entity taxed as a U.S. domestic corporation for U.S. federal income tax purposes, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the debt securities. This summary deals only with U.S. holders that hold debt securities as capital assets. With respect to securities purchased in the initial offering, this summary deals only with securities issued at the “issue price” (as defined below). It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark to market treatment, person that will hold debt securities as a hedge against currency risk or as a position in a “straddle” or conversion transaction, tax-exempt organization, partnership or other entity classified as a partnership for U.S. federal income tax purposes, person subject to the alternative minimum tax or a person whose “functional currency” is not the U.S. dollar.

This description is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed U.S. Treasury Regulations, U.S. Internal Revenue Service

administrative pronouncements and judicial decisions, all as available and in effect on the date hereof and all of which may change. Any change could apply retroactively and could affect the continued validity of this summary. This summary assumes that the debt securities will be characterized as debt rather than equity for U.S. federal income tax purposes and that U.S. holders will treat the securities as such.

You should consult your own tax adviser with respect to the U.S. federal income tax consequences of acquiring, holding and disposing of debt securities, including the relevance to your particular situation of the considerations discussed below. You should also consult your tax adviser regarding the relevance to your particular situation of state, local or other tax laws, as well as the Income Tax Treaty between the Republic of France and the United States of America.

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a debt security will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting). If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars (a “foreign currency”), the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment, regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, as an accrual-basis U.S. holder, you may elect to translate all interest income on foreign currency-denominated debt securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the U.S. Internal Revenue Service. If you use the accrual method of accounting for tax purposes, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security. Your interest income will be foreign source for U.S. federal income tax purposes, and any foreign exchange gain you realize (as described above) will be U.S. source or foreign source according to your residence for such purposes.

Purchase, Sale and Retirement of Debt Securities

Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. (The rules for determining these amounts are discussed below.) If you purchase a debt security that is denominated in a foreign currency, the cost to you (and therefore generally your initial tax basis) will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency debt security is traded on an established securities market and you are a cash-basis taxpayer (or if you are an accrual-basis taxpayer that makes the special election described below), you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a debt security in respect of foreign currency-denominated original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the conversion or purchase.

When you sell or exchange a debt security, or if a debt security that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued qualified stated interest, which will be subject to tax in the manner described above under “Payments or Accruals of Interest”) and your tax basis in the debt security. If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency debt security is disposed of or retired. If you dispose of a foreign currency debt security that is traded on an established securities market and you are a cash-basis U.S. holder (or if you are an accrual-basis holder that makes the special election described below), you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, which is noted in the two preceding paragraphs, must be applied consistently from year to year and cannot be changed without the consent of the U.S. Internal Revenue Service.

Except as discussed below with respect to market discount and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be capital gain or loss. The gain or loss on the sale, exchange or retirement of a debt security will be long-term capital gain or loss if you have held the debt security for more than one year on the date of disposition. Under existing law, net long-term capital gain recognized by an individual U.S. holder before January 1, 2011 generally will be subject to tax at a maximum tax rate of 15%, rather than the maximum rate of 35% applicable to net short-term capital gain or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited. Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss (rather than capital gain or loss) to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.

Original Issue Discount

If we issue debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of full years to their maturity, the debt securities will generally be “Original Issue Discount Debt Securities.” The difference between the issue price and the stated redemption price at maturity of the debt securities will be the “original issue discount.” The “issue price” of the debt securities will be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of debt securities to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the debt securities other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by the Company) at least annually during the entire term of a debt security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in an Original Issue Discount Debt Security, you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Code and certain U.S. Treasury regulations. You should be aware that, as described in greater detail below, if you invest in an Original Issue Discount Debt Security, you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, although you may not yet have received the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an Original Issue Discount Debt Security with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the debt security, the amount of original issue discount on an Original Issue Discount Debt Security allocable to each accrual period is determined by:

(i)	multiplying the “adjusted issue price” (as defined below) of the debt security at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity of the debt security and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

In the case of an Original Issue Discount Debt Security that is a floating-rate debt security, both the annual yield to maturity and the qualified stated interest will be determined for these purposes as if the debt security bore interest for all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of some floating-rate debt securities, the rate that reflects the yield that is reasonably expected for the debt security. (Additional rules may apply if interest on a floating-rate debt security is based on more than one interest index.) The “adjusted issue price” of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price (including any accrued interest) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the debt security in all prior accrual periods. All payments on an Original Issue Discount Debt Security (other than qualified stated interest) will generally be viewed first as payments of previously accrued original issue discount (to the extent of the previously accrued discount), with payments considered made from the earliest accrual periods first, and then as a payment of principal. As a result of the above-described method of including original issue discount income based on a constant yield-to-maturity, the amounts you will be required to include in your gross income if you invest in an Original Issue Discount Debt Security denominated in U.S. dollars generally will be less in the early years and greater in the later years than if such amounts were determined on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. If you purchase debt securities at a premium or market discount and if you make this election, you will also be deemed to have made the election (discussed below under “Premium” and “Market Discount”) to amortize premium or to accrue market discount currently on a constant yield basis in respect of all other premium or market discount bonds that you hold.

In the case of an Original Issue Discount Debt Security that is also a foreign currency debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above and (ii) translating that foreign currency amount at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described above under “Payments or Accruals of Interest.” Because exchange rates may fluctuate, if you are the holder of an Original Issue Discount Debt Security that is also a foreign currency debt security, you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar

Original Issue Discount Debt Security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Debt Security), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt Security, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

If you purchase an Original Issue Discount Debt Security outside of the initial offering at a cost less than its remaining redemption amount (i.e., the total of all future payments to be made on the debt security other than payments of qualified stated interest), you generally will also be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an Original Issue Discount Debt Security at a price greater than its adjusted issue price, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price.

Floating-rate debt securities generally will be treated as “variable rate debt instruments” under the OID Regulations. Accordingly, the stated interest on a floating-rate debt security generally will be treated as “qualified stated interest” and such a debt security will not have OID solely as a result of the fact that it provides for interest at a variable rate. If a floating-rate debt security does not qualify as a “variable rate debt instrument,” the debt security will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a detailed description of the tax considerations relevant to U.S. holders of any such debt securities in the prospectus supplement.

Certain Original Issue Discount Debt Securities may be redeemed prior to maturity, either at the option of the Company or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the prospectus supplement. Original Issue Discount Debt Securities containing these features may be subject to rules that differ from the general rules discussed above. If you purchase Original Issue Discount Debt Securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about their treatment since the tax consequences of original issue discount will depend, in part, on the particular terms and features of the debt securities.

Market Discount

If you purchase a debt security at a price that is lower than the debt security’s remaining redemption amount (or in the case of an Original Issue Discount Debt Security, the debt security’s adjusted issue price), by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or continued to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the U.S. Internal Revenue Service. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder’s taxable year).

Short-Term Debt Securities

The rules described above will also generally apply to Original Issue Discount Debt Securities with maturities of one year or less (“short-term debt securities”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term debt security as qualified stated interest, but treat a short-term debt security as having original issue discount. Thus, all short-term debt securities will be Original Issue Discount Debt Securities. Except as noted below, if you are a cash-basis holder of a short-term debt security and you do not identify the short-term debt security as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the debt security during the period you held the debt security. A cash-basis holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term debt security, you may elect to accrue original issue discount on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A U.S. holder using the accrual method of tax accounting generally will be required to include original issue discount on a short-term debt security in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash-basis or accrual-basis holder, if you are the holder of a short-term debt security, you may elect to accrue any “acquisition discount” with respect to the debt security on a current basis. Acquisition discount is the excess of the remaining redemption amount of the debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably to the electing holder or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described above will not apply to short-term debt securities.

Premium

If you purchase a debt security at a cost greater than the debt security’s remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the U.S. Internal Revenue Service. If you elect to amortize the premium, you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency debt security, you should calculate the amortization of the premium in the foreign currency. Premium amortization deductions attributable to a period reduce interest income in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for interest payments in respect of that period. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date the holder acquired the debt security.

If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the debt security. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

Indexed Debt Securities and Other Debt Securities Providing for Contingent Payments

Special rules govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). These rules generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. We will provide a detailed description of the tax considerations relevant to U.S. holders of any contingent debt obligations in the prospectus supplement.

Information Reporting and Backup Withholding

The paying agent must file information returns with the U.S. Internal Revenue Service in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are not a United States person, you may have to comply with certification procedures to establish that you are not a United States person in order to avoid information reporting and backup withholding tax.

PLAN OF DISTRIBUTION

We may sell the debt securities offered by this prospectus:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The prospectus supplement relating to any offering will identify or describe:

•	any underwriter, dealers or agents;

•	their compensation;

•	the estimated net proceeds to us;

•	the purchase price of the debt securities;

•	the initial public offering price of the debt securities; and

•	any exchange on which the debt securities will be listed, if applicable.

Underwriters

If we use underwriters in the sale, we will enter into an underwriting agreement. The underwriters will acquire debt securities for their own account and may resell the debt securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the prospectus supplement, various conditions to the underwriters’ obligation to purchase debt securities apply, and the underwriters will be obligated to purchase all of the debt securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

Dealers

If we use dealers in the sale, unless we otherwise indicate in the prospectus supplement, we will sell debt securities to the dealers as principals. The dealers may then resell the debt securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and Direct Sales

We may sell debt securities directly or through agents that we designate. The prospectus supplement will name any agent involved in the offering and sale and state any commissions we will pay to that agent. Unless we indicate otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Contracts with Institutional Investors for Delayed Delivery

If we so indicate in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase debt securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the debt securities that they may sell. These institutional investors include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	other similar institutions as we may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular debt securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:

•	the validity of the arrangements; or

•	the performance by us or the institutional investor.

Indemnification

Agreements that we have entered into or may enter into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act of 1933, as amended. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers and/or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Market Making

Each series of debt securities will be a new issue of securities and will have no established trading market. The debt securities may or may not be listed on a national securities exchange. We cannot be sure as to the liquidity of or the existence of trading markets for any debt securities offered.

In the event that we do not list debt securities of any series on a U.S. national securities exchange, various broker-dealers may make a market in the debt securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in debt securities of any series or that the liquidity of the trading market for the debt securities will be limited.

Expenses

The expenses of any offering of debt securities will be detailed in the relevant prospectus supplement.

VALIDITY OF SECURITIES

The validity of the debt securities offered hereby will be passed upon by Jones Day, French and U.S. counsel for sanofi-aventis. Certain matters of French law and New York law will be passed upon for any underwriters or agents by Cleary Gottlieb Steen & Hamilton LLP or any other law firm named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of sanofi-aventis and its subsidiaries incorporated in this prospectus by reference from the 2009 Form 20-F, and the effectiveness of sanofi-aventis and its subsidiaries’ internal control over financial reporting as of December 31, 2009, have been audited by Ernst & Young Audit and PricewaterhouseCoopers Audit, independent registered public accounting firms, as stated in their reports, which are incorporated herein by reference. The report on the effectiveness of sanofi-aventis and its subsidiaries’ internal control over financial reporting as of December 31, 2009 contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of internal controls of business combinations that have been consummated during 2009 (essentially Zentiva, Medley and Merial). Such consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009, which contains an explanatory paragraph describing the above referenced exclusion, have been so incorporated in reliance upon the reports of such firms given on the authority of such firms as experts in accounting and auditing.

$1,000,000,000 Floating Rate Notes due 2012

$1,000,000,000 Floating Rate Notes due 2013

$750,000,000 Floating Rate Notes due 2014

$750,000,000 1.625% Notes due 2014

$1,500,000,000 2.625% Notes due 2016

$2,000,000,000 4.000% Notes due 2021

Prospectus Supplement

Joint Book-Running Managers

BNP PARIBAS	BofA Merrill Lynch	J.P. Morgan	SOCIETE GENERALE

Credit Agricole CIB	Deutsche Bank Securities	HSBC	RBS	Santander

Co-Managers

Mitsubishi UFJ Securities	Natixis

March 22, 2011